Exhibit 10.33

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

RECEIVABLES PURCHASE AGREEMENT

dated as of

March 26, 2018

by and among

SANMINA CORPORATION,
as Seller, Servicer, and Guarantor

THE BUYERS DESCRIBED HEREIN

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,
as Administrative Agent

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TABLE OF CONTENTS

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Table of Contents
(continued)
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Schedules, Exhibits and Annex

Schedule I: Form of Purchase Request
Schedule II: Account Debtors
Schedule III: UCC Information
Exhibit A: Certain Defined Terms
Exhibit B: Conditions Precedent for Effectiveness
Exhibit C: Representations and Warranties
Exhibit D: Covenants
Exhibit E: Eligibility Criteria
Exhibit F: Servicer Termination Events
Exhibit G: Accounts
Exhibit H: Form of Joinder
Annex I: Electronic Services Schedule

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RECEIVABLES PURCHASE AGREEMENT
This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 26, 2018, by and among SANMINA CORPORATION, a Delaware corporation, and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), SANMINA CORPORATION, as guarantor (in such capacity the “Guarantor”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (“BTMU”) and each other buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and BTMU as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, each Seller desires to sell certain of its Receivables from time to time, and the Buyers may be willing to purchase from each Seller such Receivables, in which case the terms set forth herein shall apply to such purchase. Each capitalized term used but not defined herein shall have the meaning set forth in, or by reference in, Exhibit A hereto, and the interpretive provisions set out in Exhibit A hereto shall be applied in the interpretation of this Agreement.
Accordingly, the parties hereto agree as follows:
AGREEMENT
1. 1.    Sale and Purchase.
(a)Sales of Receivables. From time to time during the term of this Agreement, one or more Sellers may submit to the Administrative Agent a request (a “Purchase Request”) via the PrimeRevenue System that the Buyers purchase from such Seller or Sellers the Proposed Receivables described in such Purchase Request on the proposed Purchase Date indicated therein; provided, however, and notwithstanding anything herein to the contrary, if (i) the PrimeRevenue System is not operational or is otherwise offline or (ii) the Administrative Agent has, in its discretion, instructed the Sellers that the PrimeRevenue System is no longer available for use, then such Seller or Sellers may deliver a Purchase Request to the Administrative Agent in substantially the form of Schedule I attached hereto, and this Agreement shall be construed and interpreted accordingly, mutatis mutandis.
(b)If received by 12:00 p.m. New York City time (or such later time as agreed to by the Administrative Agent and the Buyers in writing in their sole and absolute discretion) on a Business Day from such Seller, by no later than 2:00 p.m. New York City time (or such later time as agreed to by the Buyers in writing in their sole and absolute discretion) on such date, the Administrative Agent shall transmit such Purchase Request to each Buyer having a Pro Rata Share in any Proposed Receivables described in such Purchase Request, together with an estimate prepared by the Administrative Agent of the Purchase Price for such Proposed Receivables, and the Pro Rata Share of each such Buyer. The applicable Buyers, in their sole and absolute discretion, may elect to accept or reject a Purchase Request. If the applicable Buyers, in their sole and absolute discretion, accept a Purchase Request, then such Buyers shall purchase, and such Seller or Sellers shall sell, all of each applicable Seller’s right, title and interest (but none of such Seller’s underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivables as of the Purchase Date to such Buyers to the extent of each Buyer’s Pro Rata Share of each such Proposed Receivable (all such Proposed Receivables, once sold and purchased hereunder, collectively the “Purchased Receivables”). For the avoidance of doubt, it is acknowledged that a Buyer’s Pro Rata Share of any particular Proposed

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Receivable may be zero because such Buyer does not have a Designated Percentage with respect to the Account Debtor related to such Proposed Receivable.
(c)UNCOMMITTED ARRANGEMENT. EACH SELLER AND THE BUYERS ACKNOWLEDGE THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO ANY BUYER. SALES OF PROPOSED RECEIVABLES BY A SELLER SHALL BE AT SUCH SELLER’S SOLE AND ABSOLUTE DISCRETION. PURCHASES OF PROPOSED RECEIVABLES BY ANY BUYER SHALL BE AT SUCH BUYER’S SOLE AND ABSOLUTE DISCRETION.
(d)Conditions to Effectiveness. This Agreement shall become effective at such time as each of the conditions precedent set forth on Exhibit B to this Agreement has been satisfied to the satisfaction of each of the Administrative Agent and each Buyer.
(e)Conditions Precedent to Each Purchase. Notwithstanding the otherwise uncommitted nature of this Agreement, under no circumstances will any Buyer purchase any portion of any Proposed Receivable unless:
(i)    the Administrative Agent has received a Purchase Request via the PrimeRevenue System (or, if applicable, in physical form in substantially the form of Schedule I attached hereto) with respect to the Proposed Receivables at least two (2) Business Days (or less, if the Administrative Agent and each Buyer holding a Designated Percentage with respect to each Account Debtor appearing on such Purchase Request, so agrees) prior to the applicable Purchase Date, together with any such additional supporting documentation that the Administrative Agent or any Buyer may have reasonably requested;
(ii)    the applicable Buyers have accepted such Purchase Request with respect to such Proposed Receivable and notified the Administrative Agent thereof;
(iii)    no Servicer Termination Event shall have occurred and no Servicer Termination Event shall exist immediately following the Buyers’ purchase of such Proposed Receivables;
(iv)    each of the representations and warranties made by each Seller, Servicer and the Guarantor in Exhibit C to this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period;
(v)    each Proposed Receivable is an Eligible Receivable; and
(vi)    immediately following the sale and purchase of such Proposed Receivable, (A) the Outstanding Purchase Amount will not exceed the Maximum Outstanding Purchase Amount, (B) the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Account Debtor will not exceed such Account Debtor’s Purchase Sublimit and (C) the Outstanding Purchase Amount with respect to any Buyer will not exceed the Buyer’s Facility Share applicable to such Buyer.
Each delivery of a Purchase Request or submission of a Purchase Request via the PrimeRevenue System by any Seller shall be deemed a representation and warranty by each applicable Seller that the foregoing conditions set forth in subclauses (iii)-(vi) of this clause (e) are satisfied and each of the statements set forth on such Purchase Request are true and correct as of the applicable Purchase Date with respect to the Proposed

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Receivables described therien or submitted onto the PrimeRevenue System, as applicable, with respect to such Purchase Request.
(f)Purchase Price. The purchase price for each Purchased Receivable purchased on any Purchase Date shall equal (i) the Net Invoice Amount of such Purchased Receivable, minus (ii) the Discount (such amount herein referred to as the “Purchase Price”). Each Buyer shall transfer its Pro Rata Share of the Purchase Price (the “Funded Amount”) with respect to each Purchased Receivable by depositing such Funded Amount into the Administrative Agent’s Account in immediately available funds denominated in U.S. dollars no later than 2:00 p.m. New York City time (or such later time as agreed to in writing by the Administrative Agent in its sole and absolute discretion) on the applicable Purchase Date. Upon receipt of all of the amounts set forth in the foregoing sentence, the Administrative Agent, on behalf of the Buyers, shall pay the Purchase Price for each Purchased Receivable on such Purchase Date to the applicable Seller, less any other amounts owing to the Administrative Agent and the Buyers hereunder on such Purchase Date. Upon such payment each such Purchased Receivable shall be automatically sold by the applicable Seller to the applicable Buyers without any further action or notice by any party.
(g)Non-Funding Buyers. Notwithstanding anything herein to the contrary, unless and until the Administrative Agent shall have received a Buyer’s Funded Amount in connection with each Proposed Receivable to be funded by such Buyer on any Purchase Date in accordance with clause (f) above when required therein (each such Buyer being a “Non-Funding Buyer”), the purchase of any Proposed Receivables in which such Non-Funding Buyer has a Pro Rata Share shall be deemed automatically be rejected by all applicable Buyers (each. an “Auto Rejected Receivable”); provided that any Proposed Receivables in which such Non-Funding Buyer has does not have a Pro Rata Share shall not be deemed automatically rejected and shall continue to be funded by the Administrative Agent. In the case of any Proposed Receivables that are also Auto Rejected Receivables, (i) the Administrative Agent shall promptly return any related Funded Amounts delivered by the other Buyers having a Pro Rata Share under such Auto Rejected Receivables to such Buyers and (ii) if mutually agreed among the Sellers, the Administrative Agent and the Modified Designated Percentage Buyers (as defined below), the Sellers may submit a new Purchase Request in accordance with Section 1(a) containing only the Auto Rejected Receivables and such Auto Rejected Receivables may be purchased, according to the applicable Modified Designated Percentages (as defined below), by the Modified Designated Percentage Buyers. For purposes of this Section 1(g), (A) “Modified Designated Percentage Buyers” shall mean, collectively, some or all of the Buyers that have a Pro Rata Share in respect of an Auto Rejected Receivables (other than any Non-Funding Buyers) and (B) “Modified Designated Percentage” shall mean, in connection with any Proposed Receivables that are also Auto Rejected Receivables, the respective Designated Percentages corresponding to the Modified Designated Percentage Buyers from time to time agreed among the Modified Designated Percentage Buyers, the Administrative Agent and the Sellers (but in all cases representing, on an aggregate basis, 100% of each such Proposed Receivable).
(h)True Sale; No Recourse. Except as otherwise provided in this Agreement, each purchase of the Purchased Receivables is made without recourse to any Seller and no Seller shall have liability to the Administrative Agent or any Buyer for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. The parties hereto have structured each transaction contemplated by this Agreement as an absolute and irrevocable sale, and each Buyer, the Guarantor and each Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Seller and the Guarantor will advise all Persons inquiring about the ownership of any Purchased Receivable that all Purchased Receivables have been sold to the

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Buyers. In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables is not characterized as a sale, each Seller shall, effective as of the date hereof, be deemed to have granted to the Administrative Agent (for the benefit of the Buyers), and each Seller hereby does grant to the Administrative Agent (for the benefit of the Buyers), in addition to and not in substitution for the rights and remedies described in Section 6(f) hereof, a first-priority security interest in and to any and all present and future Purchased Receivables and the proceeds thereof to secure the payment of all obligations of such Seller arising in connection with this Agreement and each of the other Transaction Documents, whether now or hereafter existing. Each Seller hereby authorizes the Administrative Agent, on behalf of each Buyer, to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect the Administrative Agent’s and each Buyer’s security interest and ownership under the UCC, with applicable collateral description in any such financing statements designating all Purchased Receivables, together with the rights granted to Administrative Agent hereunder and proceeds thereof. With respect to such grant of a security interest, the Administrative Agent and the Buyers may at its option exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise. For purposes of this clause (h), each Seller agrees that ten (10) Business Days shall be reasonable prior notice to such Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables.
(i)Pro Rata Shares. Purchases in respect of each Proposed Receivable shall be made by the Buyers simultaneously and proportionately to their respective Pro Rata Shares for such Proposed Receivable.
(j)Several Obligations of Buyers. The obligations of the Buyers hereunder are several and not joint, and no Buyer shall be responsible for the obligations of any other Buyer hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by the Buyers pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity.

2.    No Administrative Agent or Buyer Liability. Notwithstanding anything herein to the contrary, each Seller hereby acknowledges and agrees that the Administrative Agent and the Buyers shall not be in any way responsible for the performance of any Contract and such Persons shall not have any obligation to intervene in any Dispute arising out of the performance of any contract giving rise to any Purchased Receivable. All obligations of a Seller as seller of the goods and provider of any related services, including, without limitation, all obligations of such Seller as seller under the such Contract, all representations and warranty obligations, all servicing obligations, all maintenance obligations, and all delivery, transport and insurance obligations, shall be retained by such Seller.
3.    Representations and Warranties. Each Seller, Servicer and the Guarantor represents and warrants to the Administrative Agent and each Buyer on the date hereof and on each Purchase Date that the representations and warranties set forth on Exhibit C hereto are true and correct as of the date hereof and as of each such Purchase Date or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period. Each Seller represents and warrants to the Administrative Agent and each Buyer on each Purchase Date that each Proposed Receivable included in the applicable Purchase Request is an Eligible Receivable as of such Purchase Date.

4.    Covenants. Each Seller, Servicer, and the Guarantor agrees to perform each of the covenants set forth on Exhibit D hereto applicable to it.

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5.    Servicing Activities.
(a)    Appointment of Servicer. Each Buyer appoints each Seller as its servicer and agent (each, in such capacity, a “Servicer” and collectively, the “Servicers”) for the administration and servicing of its Purchased Receivables sold by such Person to such Buyer hereunder, and each Seller hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as a Servicer, and perform all necessary and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor (including the identification of the proceeds of the Purchased Receivables and related recordkeeping which shall be made available to the Administrative Agent and/or any Buyer upon its reasonable request) all in accordance with Applicable Laws, with reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions (including, if necessary, acting as party of record in foreign jurisdictions); provided, however, that such appointment as Servicer shall not release a Seller from any of its duties, responsibilities, liabilities and obligations resulting from or arising hereunder. In connection with its servicing obligations, each Servicer will perform its duties under the Contract related to the Purchased Receivables with the same care and applying the same policies as it applies to its own Receivables generally and would exercise and apply if it owned the Purchased Receivables and shall act to maximize Collections thereon.
(b)    Transfer of Collections to and by Administrative Agent. Subject to Sections 5(c), 5(d), 5(e) and 6(a) below, each Seller and Servicer covenant and agree to deposit in the Administrative Agent’s Account all Collections and other amounts received by any Seller or Servicer (or any of their respective Affiliates) with respect to Purchased Receivables without adjustment, setoff or deduction of any kind or nature no later than the first Settlement Date occurring after such Collections are received and identified as such in accordance with Section 5(e). Until remitted to the Administrative Agent’s Account, such Seller or Servicer will hold such funds in trust as the Buyers’ exclusive property and safeguard such funds for the benefit of the Buyers.
The Administrative Agent shall promptly distribute to each Buyer at such address as such Buyer shall indicate in writing, such Buyer’s applicable Pro Rata Share of all payments due hereunder to such Buyer, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent. If received prior to 3:00 p.m. New York City time (or such later time as agreed to in writing by the Administrative Agent in its sole and absolute discretion) on any Business Day, such amounts shall be transferred to the Buyers on such Business Day. If received after such time, such amounts shall be transferred to the Buyers on the next Business Day. The Administrative Agent may, at its discretion from time to time, setoff and deduct from such payments the full amount (or any partial amount available thereunder) of the applicable obligations due to the Administrative Agent from the Buyers.
(c)    Ratable Sharing. If any Buyer shall, by exercising any right of setoff or counterclaim or otherwise for any reason, obtain payment in respect of any Purchased Receivable or other obligations hereunder resulting in such Buyer receiving payment of a proportion of the aggregate amount payable under any Purchased Receivable to such Buyer greater than its Pro Rata Share would warrant as provided herein, then such Buyer receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash) participations in the other Buyers’ interests in the Purchased Receivables (not in excess of the applicable Purchase Price thereof), or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Buyers ratably in accordance with the aggregate amount owing to them; provided, that: (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the Purchase Price

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restored to the extent of such recovery, without interest; and (b) the provisions of this Section 5(c) shall not be construed to apply to (A) any payment made by a Seller or Servicer pursuant to and in accordance with the express terms hereof, (B) any payment obtained by a Buyer as consideration for the assignment of or sale of a participation in any of its Purchased Receivables to any assignee or participant, or (C) any closing fees payable to the Administrative Agent and documented separately from this Agreement in any Agent Fee Letter or otherwise.
(d)    Misdirected Payments. If, following receipt by the Administrative Agent or a Buyer of any payment (whether from any Seller, Servicer or Account Debtor) initially deemed a Collection in respect of Purchased Receivable, such payment is later identified as constituting payment in respect of a Receivable which is not a Purchased Receivable, the Administrative Agent or such Buyer, as applicable, will return such payment to the applicable Seller upon receipt of evidence reasonably satisfactory to the Administrative Agent or the applicable Buyer that such amounts do not constitute Collections on Purchased Receivables.
(e)    Identifying Collections. Pursuant to its servicing obligations under Section 5(a) hereof, each Servicer shall be responsible for identifying, matching and reconciling any payments received from Account Debtors with the Receivable associated with such payment. If any payment is received from an Account Debtor, and such payment is not identified by such Account Debtor as relating to a particular Receivable and cannot otherwise be reasonably identified as relating to a particular Receivable within five (5) Business Days of receipt thereof, such payment shall be applied against unpaid Purchased Receivables and Receivables not constituting Purchased Receivables of such Account Debtor in chronological order.
(f)    No Changes to Receivables. Except as otherwise expressly provided for in Section 6(a) hereof, no Seller or Servicer shall compromise or settle any Purchased Receivable or extend the Maturity Date with respect thereto without the consent of the Administrative Agent and each Buyer who has acquired any interest in any such Purchased Receivables in accordance with this Agreement.
(g)    Reconciliation Report. Concurrently with (a) each transfer of funds by any Seller to the Administrative Agent’s Account on a Settlement Date and (b) each request by any Seller for a return of payments received by the Administrative Agent or a Buyer which do not represent Collections on Purchased Receivables in accordance with Section 5(d), the Servicers shall provide to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a full reconciliation of all Collections with respect to each Purchased Receivable of an Account Debtor for which Collections were received (each, a “Reconciliation Report”). The Servicers shall be responsible for submitting the Reconciliation Report to the Administrative Agent via the PrimeRevenue System; provided, however, and notwithstanding anything herein to the contrary, if (i) the PrimeRevenue System is not operational or is otherwise offline or (ii) the Administrative Agent has, in its discretion, instructed a Servicer that the PrimeRevenue System is no longer available for use, then such Servicer may deliver a written Reconciliation Report to the Administrative Agent (for distribution to the Buyers), and this Agreement shall be construed and interpreted accordingly, mutatis mutandis.
(h)    Non-Payment Report. In the event a Purchased Receivable has not been paid in full by the date that is seven (7) days after the Maturity Date therefor (an “Overdue Receivable”), the applicable Seller shall use commercially reasonable efforts to determine the cause of such payment delay or non-payment, including whether it is due to a Dispute, and it shall deliver to the Administrative Agent (for delivery to the Buyer) by no later than fourteen (14) days after such Maturity Date, a certification and report (a “Non-Payment Report”) identifying the Overdue Receivable and the Account Debtor thereof and describing in reasonable detail the cause of such non-payment, including whether a Dispute exists with respect to such

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Overdue Receivable, or certifying that such cause is unknown. In the event a Purchased Receivable has not been paid in full by the date that is thirty (30) days after the Maturity Date therefor and no Non-Payment Report with respect thereto has been delivered or the Non-Payment Report delivered with respect thereto does not report a Dispute or states that the cause of such payment delay or non-payment is unknown (a “Non-Payment Event”), the Administrative Agent may in its sole discretion (or shall, at the direction of the Required Buyers) (a) contact such Account Debtor by phone or in person to discuss the status of such Overdue Receivable and to inquire whether such payment delay or non-payment is due to a Dispute and when payment can be expected and/or (b) take any other lawful action to collect such Purchased Receivable directly from such Account Debtor. If the Account Debtor advises the Administrative Agent of the existence of a Dispute, the Administrative Agent shall advise the applicable Seller of such Overdue Receivable that the Account Debtor has asserted a Dispute.
(i)    Servicer Indemnification. Each Servicer hereby agrees to indemnify and hold harmless the Administrative Agent and the Buyers and their respective officers, directors, agents, representatives, shareholders, counsel, employees and each of their respective Affiliates, successors and assigns (each, an “Indemnified Person”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including, without limitation, reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from or related to (i) any failure by any Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or to comply in all material respects with any Applicable Law in connection with the Transaction Documents or any Purchased Receivables, (ii) any breach of any Servicer’s (in its capacity as Servicer) representations, warranties or covenants under any Transaction Document or (iii) any claim brought by any Person other than an Indemnified Person arising from any Servicer’s servicing or collection activities with respect to the Purchased Receivables; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting solely from (x) the gross negligence or willful misconduct of an Indemnified Person as determined in a final non-appealable judgment by a court of competent jurisdiction, (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor), or (z) any action taken by the Administrative Agent or any Buyer without the consent of the Servicer, at any time prior to the Servicer’s removal as Servicer with respect to such Purchased Receivable in accordance with clause (j) of this Section 5 to compromise or settle its claim against the applicable Account Debtor in respect of any such Purchased Receivable. Any amount due and payable pursuant to this clause shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the first Settlement Date following demand therefor by the Administrative Agent.
(j)    Replacement of Servicers. Following the occurrence of a Servicer Termination Event, the Administrative Agent may, or upon the direction of the Required Buyers, shall, replace any or all Servicers with itself or any agent for the Administrative Agent with respect to any and all Purchased Receivables. Sellers shall be responsible for all reasonable costs and expenses incurred in connection with such replacement and shall promptly reimburse the Administrative Agent with respect to same. Any amount due and payable pursuant to this clause shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the first Settlement Date following demand therefor by the Administrative Agent.
(k)    The Administrative Agent as Attorney-in-Fact. Sellers hereby appoint the Administrative Agent as the true and lawful attorney-in-fact of Sellers, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Administrative Agent in the name and on

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behalf of Sellers at any time following removal of any Seller as Servicer pursuant to clause (j) of this Section 5, to take such actions, and execute and deliver such documents, as the Administrative Agent deems necessary or advisable in connection with any applicable Purchased Receivable (i) to perfect the purchase and sale of such Purchased Receivable, including, without limitation, to send a notice of such purchase and sale to the Account Debtor of the transfers contemplated hereby and the sale of such Purchased Receivable or (ii) to make collection of and otherwise realize the benefits of such Purchased Receivable. At any time that any Seller is no longer serving as Servicer hereunder, the Administrative Agent shall have the right to bring suit, in the Administrative Agent’s or any Seller’s name, and generally have all other rights of an owner and holder respecting each applicable Purchased Receivable, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on such Purchased Receivables and issue credits in its own name. At any time following removal of any Seller as Servicer, the Administrative Agent may endorse or sign the Administrative Agent’s or any Seller’s name on any checks or other instruments with respect to any applicable Purchased Receivables. The Administrative Agent shall not be liable for any actions taken by it in accordance with this Section unless such actions constitute the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Collection Date.
(l)    Netting of Payments. The parties hereto agree that on each Settlement Date, for administrative convenience, the parties may net the required payments hereunder with respect to (a) the obligation of the Buyers in respect the payment of the applicable Purchase Prices for any Proposed Receivables that are purchased on such Settlement Date, if any, and (b) any and all obligations of the Sellers and the Servicers to the Administrative Agent and the Buyers (including with respect to the transfer of any applicable Collections and the repurchase of Purchased Receivables in accordance with Section 6(b)). On each such Settlement Date in which such election is made by the parties, to the extent that the obligations of the Sellers and the Servicers to the Administrative Agent and the Buyers described in the foregoing sentence exceed the obligations of the Buyers to the Sellers described in the foregoing sentence, the Sellers or the Servicers shall transfer the net amount to the Administrative Agent in accordance with Section 4(b); to the extent that the obligations of the Buyers to the Sellers described in the foregoing sentence exceed the obligations of the Sellers and the Servicers to the Administrative Agent and the Buyers in the foregoing sentence, the Administrative Agent shall transfer the net amount to the Sellers in accordance with Section 4(g). Such amounts shall be determined by the Administrative Agent and all such determinations shall be conclusive absent manifest error.

6.    Deemed Collections; Events of Repurchase; Indemnities and Setoff.
(a)    Deemed Collections. If, on any day following the Purchase Date for any Purchased Receivable, the outstanding balance of such Purchased Receivable is reduced (including to zero) or cancelled as a result of any Dilution, the applicable Seller shall be deemed to have received on such day a Collection in respect of such Purchased Receivable in the amount of such Dilution. Any amount deemed to have been received under this Section 6(a) shall constitute a “Deemed Collection”. In the event of any such Deemed Collection, the applicable Seller shall deposit an amount equal to such Deemed Collection into the Administrative Agent’s Account by no later than the first Settlement Date to occur after such Seller or Servicer obtains knowledge or notice thereof.
(b)    Events of Repurchase. If any of the following events (each, an “Event of Repurchase”) occurs with respect to a Purchased Receivable:

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(i)    such Purchased Receivable was not an Eligible Receivable at the time of purchase;
(ii)    any other representation or warranty pertaining to such Purchased Receivable deemed to have been made by a Seller pursuant to Section 1(e) in connection with Seller’s delivery or submission of the Purchase Request in which such Purchased Receivable was included shall be inaccurate, incorrect or untrue in any material respect on the date as of which it was made or deemed to be made; or
(iii)    an Adverse Claim or a Dispute has arisen with respect to any Purchased Receivable;
then, the applicable Seller shall deliver notice thereof to the Administrative Agent within five (5) days of becoming aware of the Event of Repurchase and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Purchased Receivable (or, if the Account Debtor related to such Purchased Receivable is subject to an Insolvency Event, then with respect to an Event of Repurchase caused by a Dispute, instead of repurchasing such Purchased Receivable, the applicable Seller shall instead make a Deemed Collection payment in the disputed portion and the Buyers will convey back to the Sellers all of their right, title and interest in such disputed portion) at the Administrative Agent’s option and demand.  The repurchase price for a Purchased Receivable shall (provided that the Outstanding Purchase Amount is greater than zero) be the amount equal to the Outstanding Purchase Amount relating to such Purchased Receivable (or, if applicable, a proportionate part thereof) at such time and shall be paid to the Administrative Agent’s Account in immediately available funds on the first Settlement Date following demand therefor by the Administrative Agent; provided, that for purposes of recalculating such repurchase price, any reductions to the Outstanding Purchase Amount pursuant to Section 5(h)(iii) shall be disregarded.  Upon the payment in full of the repurchase price with respect to a Purchased Receivable (or portion), such Purchased Receivable (or portion) shall hereby be, and be deemed to be, repurchased by such Seller from the Buyers without recourse to or warranty by the Buyers, whereupon such Purchased Receivable shall no longer be deemed a Purchased Receivable (or portion) and the Buyers shall have no further right, title or interest in or to such Purchased Receivable (or portion).
(c)    Seller Indemnification. Each Seller hereby agrees, jointly and severally with each other Seller, to indemnify each Indemnified Person and hold each Indemnified Person harmless from and against any and all Indemnified Amounts arising out of or resulting from or related to this Agreement or any other Transaction Document or the ownership, maintenance or funding, directly or indirectly, of the Purchased Receivable (or any of them) sold by such Seller or otherwise arising out of or resulting from the actions or inactions of such Seller or any of its Affiliates, as a result of: (i) any representation or warranty made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document which shall have been incorrect when made; (ii) the failure by such Seller to perform any of its covenants or obligations under any Transaction Document; (iii) the failure by such Seller or any Purchased Receivable or Contract generated, signed or accepted by such Seller to comply in all material respects with any Applicable Law; (iv) the use of the Purchase Price proceeds by such Seller; (v) the failure to vest in the Buyers ownership of each Purchased Receivable and all Collections in respect thereof sold by such Seller, free and clear of any Adverse Claim (and any attempt by any Person to void, rescind or set-aside any such transfer); (vi) any Dispute, Dilution or any other claim resulting from the services performed or merchandise furnished in connection with any Purchased Receivable sold by such Seller or the furnishing or failure to furnish such services or merchandise or relating to such Seller’s collection activities with respect to any Purchased Receivable, (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the services

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performed or merchandise furnished in connection with any Purchased Receivable sold by such Seller; (viii) the failure to vest in the Administrative Agent a first priority perfected security interest (within the meaning of the UCC) in, each Purchased Receivable and all Collections in respect thereof sold by such Seller, free and clear of any Adverse Claim (and any attempt by any Person to void, rescind or set-aside any such transfer); (ix) the commingling by such Seller of Collections at any time with other funds of such Seller or any other Person or (x) the existence of any liens or security interests described in clauses (iii) or (iv) of the proviso to the definition of Adverse Claim or the exercise of rights by any Person with respect thereto; provided, however, that in all events there shall be excluded from the foregoing indemnification any Indemnified Amounts to the extent resulting solely from (x) the gross negligence or willful misconduct of an Indemnified Person as determined in a final non-appealable judgment by a court of competent jurisdiction, (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor), or (z) any action taken by the Administrative Agent or any Buyer without the consent of the Servicer, at any time prior to the Servicer’s removal as Servicer with respect to such Purchased Receivable in accordance with clause (j) of Section 5 to compromise or settle its claim against the applicable Account Debtor in respect of any such Purchased Receivable. Any amount due and payable pursuant to this section shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Administrative Agent or the applicable Buyer.
(d)    Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever which arise by reason of the sale of the Purchased Receivables to the Buyers (“Sale Transaction Taxes”) or relating to the underlying transactions between the applicable Seller and the related Account Debtors that gave rise to such Purchased Receivables (“Prior Transaction Taxes”).  Each Seller, jointly and severally with each other Seller, will indemnify the Administrative Agent and each Buyer and hold the Administrative Agent and each Buyer harmless for any Sale Transaction Taxes and Prior Transaction Taxes.  Further, each Seller shall pay and indemnify and hold the Administrative Agent and each Buyer harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes that may at any time be asserted with respect to any Purchased Receivable sold by such Seller (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon the Administrative Agent or any Buyer with respect to its overall net income including gross receipts, franchise, doing business or similar taxes) and costs, expenses and reasonable attorneys’ fees and expenses in defending against the same, whether arising by reason of the acts to be performed by such Seller hereunder or otherwise.  Any amount due and payable pursuant to this section shall be paid to the Administrative Agent’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Administrative Agent or the applicable Buyer.
(e)    Increased Costs. If a Buyer shall determine in its reasonable discretion that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Buyer’s capital or assets or increasing its amount of required liquidity as a consequence of (i) this Agreement or any other Transaction Document, (ii) any of such Buyer’s obligations under this Agreement or any other Transaction Document or (iii) such Buyer’s purchase or the ownership, maintenance or funding of any Purchased Receivables hereunder, to a level below that which such Buyer would have achieved but for such Regulatory Change (taking into consideration such Buyer’s policies with respect to capital adequacy), then, from time to time, and thereafter, the Administrative Agent may deliver to the Sellers, on behalf of such Buyer, a certificate describing such increased costs and indicating the necessary increase in each applicable Account Debtor Discount Rate to compensate for such increased costs. Such increased Account Debtor Discount Rates shall automatically become effective with respect to any sales of Proposed

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Receivables occurring on Purchase Dates commencing ten (10) Business Days after delivery to the Sellers of such increased cost certificate (it being understood, for the avoidance of doubt, that during such period no Buyer shall be under any obligation whatsoever to make any purchase of any Purchased Receivable). A certificate as to such increased costs submitted the applicable Sellers by or on behalf of the applicable Buyer shall be conclusive and binding for all purposes as to the calculations therein, absent manifest error.
(f)    Setoff. Each Seller, Servicer and the Guarantor hereby irrevocably instruct and authorize the Administrative Agent and each Buyer, at any time that a Servicer Termination Event has occurred and is continuing, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent or such Buyer, as applicable, or any branch, agency or Affiliate thereof, including the payment of the Purchase Price for any Proposed Receivables, to, or for the account of, any Seller, any Servicer or the Guarantor against amounts owing by each Seller, Servicer or the Guarantor hereunder or under any other Transaction Document.
(g)    UCC. The rights granted to Administrative Agent hereunder are in addition to all other rights and remedies afforded to the Administrative Agent as a secured party under the UCC.

7.    Guaranty.
(a)    Unconditional Guaranty. For value received, the Guarantor hereby unconditionally and irrevocably guarantees on demand (after notice thereof by the Administrative Agent in accordance with the terms of this Agreement), as primary obligor and not merely as surety, the complete and timely payment and performance of any obligations of each Additional Seller that joins this Agreement pursuant to Section 15 hereof (each such Additional Seller, in its capacity as a Servicer, an “Additional Servicer”) and each Additional Servicer arising under or pursuant to this Agreement and the other Transaction Documents, including, without limitation, the obligations of each Additional Seller and each Additional Servicer to make any payment to the Administrative Agent or any Buyer as set forth in Section 5, Section 6, Section 11 and Section 12 of this Agreement (the “Guaranteed Obligations”); provided, that, for the avoidance of doubt, the Guarantor shall have no obligations hereunder with respect to any non-payment of any Purchased Receivable resulting solely from the failure of an Account Debtor to pay any sum due under such Purchased Receivable because of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to such Account Debtor).
(b)    Guaranty of Payment; Waiver of Defenses. This Section 7 represents an irrevocable, absolute, unconditional, present and continuing guaranty of payment and performance, and is in no way conditional or contingent upon any requirement to bring action against any Additional Seller or any Additional Servicer, or to perfect or enforce any security or upon any other action, occurrence or circumstance whatsoever. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of any other Person under this or any similar instrument and the release of, or cancellation by, any party to this or a similar instrument shall not act to release or otherwise affect the liability of the Guarantor hereunder. It shall not be necessary for the Administrative Agent or any Buyer (and the Guarantor hereby waives to the extent permitted by Applicable Law any rights that the Guarantor may have to require Buyer), in order to enforce the obligations of the Guarantor hereunder, first to (i) institute suit or exhaust its remedies against any Additional Seller, any Additional Servicer or any other Person, (ii) enforce the Administrative Agent’s rights against any collateral that shall ever have been given to secure performance under this Agreement or any other Transaction Document, (iii) exhaust any remedies available to the Administrative Agent against any collateral which shall ever have been given to secure performance under

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the Receivables Purchase Agreement or any other Transaction Document or (iv) resort to any other means of obtaining payment of the obligations of any Additional Seller, any Additional Servicer or any other Person. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of (and the Guarantor hereby waives any and all defenses arising out of): (i) any lack of validity or enforceability of any obligation of any Additional Seller or Additional Servicer under this Agreement or any other Transaction Document as against any such Person, (ii) any amendment, modification or waiver of this Agreement or any other Transaction Document, (iii) any challenge to, or lack of validity of, any Additional Seller’s ownership interest (immediately prior to each purchase thereof by the Buyers) in the Purchased Receivables, (iv) any other defense it may have as a guarantor or a surety generally or otherwise based upon suretyship or impairment of collateral and (v) any other circumstance that might otherwise constitute a defense, either in equity or at law, available to, or a legal or equitable discharge of the Guarantor (other than the defense of performance and/or payment in full of the Guaranteed Obligations).
(c)    Corporate Existence. The Guarantor will comply in all material respects with all Applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges.
(d)    Expenses. In addition to any Guaranteed Obligations it may be required to pay pursuant to this Section 7, the Guarantor hereby agrees to reimburse the Administrative Agent and (as appropriate) each Buyer on demand for:
(i)    all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) the Administrative Agent or any Buyer incurs in connection with the enforcement of this Section 7, or for any breach of this Agreement or any of the other Transaction Documents by the Guarantor (including all such expenses incurred during any work-out or negotiation in respect of the obligations of the Guarantor hereunder); and
(ii)    all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.
(e)    Further Assurances. The Guarantor will, at its expense, promptly execute and deliver all further instruments and documents that the Administrative Agent may reasonably request to effectuate the terms of this Section 7 and the performance of the Guarantor’s obligations hereunder.
(f)    Payments. Any payments made by the Guarantor hereunder will be made without setoff, deduction or counterclaim for the amount of any taxes, levies or imposts by any taxing authority thereof or therein (but not including taxes imposed upon the Administrative Agent or any Buyer with respect to its overall net income including gross receipts, franchise, doing business or similar taxes).
(g)    Compliance Programs. The Guarantor and its Subsidiaries have conducted and will conduct their businesses in compliance with applicable Anti-Corruption Laws and Sanctions, and have maintained and will maintain policies and procedures designed to promote and achieve compliance with such laws.

8.    Administrative Agent.
(a)    Appointment and Authorization.

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(i)    Each Buyer hereby irrevocably designates and appoints The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the “Administrative Agent” hereunder and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Buyer, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any Buyer, any Seller, any Servicer or the Guarantor. Notwithstanding any provision hereof or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the provision of any Transaction Document or Applicable Law.
(ii)    Except as otherwise specifically provided in this Agreement, the provisions of this Section 8 are solely for the benefit of the Administrative Agent and the Buyers, and none of any Seller, any Servicer or the Guarantor shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 8 (other than as provided in Section 8(h)), except that this Section 8 shall not affect any obligations that the Administrative Agent or any Buyer may have to any Seller, any Servicer or the Guarantor under the other provisions hereof.
(iii)    In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Buyers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller, any Servicer or the Guarantor or any of their successors and assigns.
(iv)    Each Buyer hereby appoints the Administrative Agent as its representative for purposes of Section 9-502(a)(2) of the UCC in order so that the Administrative Agent may act as secured party of record under any such UCC financing statements to perfect such Buyer’s ownership interest in the Purchased Receivables.
(v)    With respect to any information or notice that is provided to the Administrative Agent under this Agreement for distribution to the Buyers, the Administrative Agent shall use commercially reasonable efforts to promptly distribute such information or notice to the Buyers; provided, however, that the failure of the Administrative Agent to promptly distribute such information or notice to the Buyers shall neither constitute a breach of this Agreement nor give rise to any liability on the part of the Administrative Agent.
(b)    Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Buyer for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
(c)    Exculpatory Provisions. None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted (a) with the consent or at the direction of the Required Buyers or (b) in the absence of such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent shall not be responsible to any Buyer or other Person for (i) any recitals, representations, warranties or other statements made by any Seller, any Servicer or the Guarantor or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of any Seller, any Servicer or the Guarantor or any of their Affiliates to perform any obligation or

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(iv) the satisfaction of any condition specified in Section 1(d) or (e). The Administrative Agent shall not have any obligation to any Buyer to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of any Seller, any Servicer or the Guarantor or any of their Affiliates.
(d)    Reliance by the Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to any Seller, any Servicer or the Guarantor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Buyers, and assurance of its indemnification, as it deems appropriate.
(e)    Actions by Administrative Agent. The Administrative Agent shall take such actions, or refrain from taking such actions, under each of the Transaction Documents with respect to the rights and remedies of Buyers, including with respect to any Purchased Receivable, in each case as may be directed by the Required Buyers; provided, until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as Administrative Agent deems advisable and in the best interests of the Buyers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Buyers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Buyers and the Administrative Agent.
(f)    Non-Reliance on the Administrative Agent and Other Buyers. Each Buyer expressly acknowledges that none of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Buyer and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Seller, any Servicer or the Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Buyer represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Buyer and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of an investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of any Seller, any Servicer, the Guarantor and the Purchased Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Buyer with any information concerning any Seller, any Servicer, the Guarantor or any of their Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
(g)    Administrative Agent and Affiliates. Each of the Buyers and the Administrative Agent and their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with any Seller, any Servicer, the Guarantor or any of their Affiliates and BTMU may exercise or refrain from exercising its rights and powers as if it were not the Administrative Agent. With respect to the purchase of the Proposed Receivables pursuant to this Agreement, the Administrative Agent, in its capacity as a Buyer, shall have the same rights and powers under this Agreement as any other Buyer and may exercise the same as though it were not such an agent, and the terms “Buyer” and “Buyers” shall include the Administrative Agent in its capacity as a Buyer.

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(h)    Successor Administrative Agent. The Administrative Agent may, upon at least forty-five (45) days’ notice to the Guarantor, each Seller, each Servicer and each Buyer, resign as Administrative Agent. If the Person serving as Administrative Agent is subject to an Insolvency Event, the Buyers (excluding the Buyer that is also the Administrative Agent at such time, if applicable) may, to the extent permitted by Applicable Law, by notice in writing to the Guarantor and such Person remove such Person as Administrative Agent. Any resignation or removal, as the case may be, shall not become effective until a successor agent is appointed by the Buyers (excluding the Buyer that is also the Administrative Agent at such time, if applicable), but with the consent of the Guarantor (provided, such consent shall not be unreasonably withheld, delayed or conditioned), and has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring or removed, as applicable, Administrative Agent, and the retiring or removed, as applicable, the Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Transaction Documents. After any retiring or removed, as applicable, Administrative Agent’s resignation or removal, as applicable, hereunder, the provisions of Section 18 and this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.
(i)    Know Your Customer. Nothing in this Agreement shall require any Buyer (including any Buyer when acting as Administrative Agent) to carry out any “know your customer” or other checks in relation to any Person on behalf of any other Buyer. Each Buyer confirms and acknowledges that it is solely responsible for such checks and verifications it is required to carry out.
(j)    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Transaction Document and without limiting Section 8(e), the authority to enforce rights and remedies of the Buyers hereunder and under the other Transaction Documents against any Person shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8(a) for the benefit of all the Buyers.
(k)    Prompt Delivery of Information. Unless specifically required otherwise under the terms of this Agreement, to the extent the Administrative Agent receives information from the Sellers or the Servicers, which by the terms of this Agreement is “for delivery to the Buyers” or other similar terms, the Administrative Agent shall endeavor to promptly deliver such information to the Buyers; provided that the failure to do so in a timely manner shall not give rise to any liability on the part of the Administrative Agent.

9.    Notices. Unless otherwise provided herein, all communications by any party to any other party hereunder or any other Transaction Document shall be in a writing personally delivered or sent by a recognized overnight delivery service, or certified mail, postage prepaid, return receipt requested, or by e-mail to such party, as the case may be, at its address set forth below:

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If to Sanmina Corporation, as Seller or Servicer:
Sanmina Corporation
2700 North First Street
San Jose, California 95134
Attention: David R. Anderson, Executive Vice President and Chief Financial Officer
Email:
With a copy to the Guarantor:

If to Guarantor:	Sanmina Corporation
2700 North First Street
San Jose, California 95134
Attention: David R. Anderson, Executive Vice President and Chief Financial Officer
Email:

If to the Administrative Agent:
(other than Purchase Requests):	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Gustavo Rizzo; Gauri Duggal; Jason Wu; Brian McNany
Email:

With a copy to:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Amy Mellon Grandis
Email:

If to the Administrative Agent:
(Purchase Requests only)
also add:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Gustavo Rizzo; Jason Wu
Email:

Notwithstanding the foregoing, if sent by e-mail, (i) any notice of default or Servicer Termination Event by the Administrative Agent and (ii) any notice of termination by any party under this Agreement, shall, in each case, also be given by one of the other means provided above. A Purchase Request, and any

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supporting documentation in connection herewith or therewith, such as copies of invoices not submitted via the PrimeRevenue System, may be sent by any Seller or Servicer by e-mail attachment in portable document format (.pdf).
Each Seller, Servicer and the Guarantor agree that the Administrative Agent and the Buyers may presume the authenticity, genuineness, accuracy, completeness and due execution of any email bearing a facsimile or scanned signature resembling a signature of an authorized Person of such Seller or Servicer without further verification or inquiry by the Administrative Agent or the Buyers. Notwithstanding the foregoing, the Administrative Agent and any Buyer in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further Seller, Servicer or Guarantor action to authenticate any such communication.
A party may change the address at which it is to receive notices hereunder by written notice in the foregoing manner given to the other parties hereto.

10.    Survival. All covenants, representations and warranties made herein shall continue in full force and effect until the Final Collection Date. Each Seller’s and Servicer’s obligations to indemnify the Administrative Agent and each Buyer with respect to the expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final Collection Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Administrative Agent or a Buyer under the Transaction Documents have run.

11.    Expenses. Each Seller hereby agrees to reimburse the Administrative Agent and (as appropriate) each Buyer on demand for:
(a)    (i) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal expenses) that the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents, up to an amount of $65,000.00, (ii) all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) that the Administrative Agent and each Buyer incur in connection with the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents, including all such expenses incurred during any work-out or negotiation in respect of the obligations of the Seller or Servicer hereunder; and
(b)    all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.

12.    Interest on Overdue Amounts. All amounts due for payment by any Seller, Servicer or the Guarantor to the Administrative Agent and each Buyer pursuant to this Agreement shall accrue interest at the Overdue Payment Rate from the date on which payment thereof is due until the date on which payment thereof is made in accordance with the terms of this Agreement.

13.    Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,

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THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR THE BUYERS IN THE PURCHASED RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

14.    No Non-Direct Damages. To the fullest extent permitted by Applicable Law, each Seller, each Servicer and the Guarantor shall not assert, and each such Person hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages resulting directly from such Indemnified Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

15.    Joinder of Additional Sellers. At any time during the term of this Agreement, with the written consent of the Administrative Agent and the Buyers (such consent to be granted or withheld at the sole and absolute discretion of the Administrative Agent and each Buyer), one or more additional Subsidiaries of the Guarantor (each, an “Additional Seller”), may join this Agreement as a Seller in all respects by delivering a Joinder Agreement to the Administrative Agent and the Buyers along with such other approvals, resolutions, certificates, legal opinions and other documents as the Administrative Agent and the Buyers may reasonably request, in each case, in form and substance reasonably acceptable to the Administrative Agent and the Buyers. Upon receipt of such Joinder Agreement and such other documents, such Additional Seller shall become a Seller hereunder, subject to the rights, duties and obligations of a Seller in all respects.

16.    Addition of Account Debtor. From time to time during the term of this Agreement, the Sellers and the Guarantor may request that one or more account debtors be added as an additional Account Debtor under this Agreement. Any such request shall be made by the Sellers and the Guarantor to the Administrative Agent (for distribution to the Buyers) and shall include a proposed Account Debtor Buffer Period and the information required for each Account Debtor on Schedule II. Administrative Agent and the Buyers shall determine whether or not to accept any such request in their sole discretion. Once the Administrative Agent and the Buyers have provided written approval of a proposed Account Debtor, such Person shall immediately become an Account Debtor hereunder, and the Administrative Agent shall provide an updated copy of Schedule II to the Sellers reflecting the then-current Account Debtors.

17.    Joint and Several Obligations. The obligations of the Sellers hereunder are joint and several. To the maximum extent permitted by Applicable Law, each Seller hereby agrees to subordinate until the Final Collection Date any claim, right or remedy that such Seller now has or hereafter acquires against any other Seller that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of

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the Administrative Agent or any Buyer against any Seller or any of its property which the Administrative Agent or any Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. In addition, until the Final Collection Date, each Seller hereby waives any right to proceed against the other Sellers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Seller may now have or hereafter have as against the other Seller with respect to the transactions contemplated by this Agreement.

18.    General Provisions.
(a)    Final Agreement. This Agreement represents the final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter.
(b)    Assignment.
(i)    Each Buyer may only assign or transfer its role as Buyer under this Agreement with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Sellers and the Administrative Agent; provided that no consent of the Sellers shall be required for an assignment to an Affiliate of such Buyer or, if a Servicer Termination Event has occurred and is continuing, any other Person; provided further that the Sellers shall be deemed to have consented to any such assignment unless one of them shall object thereto by written notice to such Buyer within ten (10) Business Days after having received notice thereof.
(ii)    Notwithstanding clause (i) above, each Buyer may at any time assign, transfer or participate any Purchased Receivables or its rights to receive payments with respect to any Purchased Receivables, including to any provider of credit insurance.
(iii)    None of the Sellers, the Servicers or the Guarantor may assign or otherwise transfer its rights, benefits or obligations under the Transaction Documents without the prior written consent of the Administrative Agent and the Buyers.
(iv)    Notwithstanding anything herein to the contrary, each Buyer may assign or pledge a security interest in all or any portion of its rights under this Agreement to secure obligations of such Buyer, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank. No such assignment and/or pledge shall release such Buyer from its obligations hereunder.
(v)    Subject to the foregoing clauses (i) through (iv), this Agreement shall be binding on and shall inure to the benefit of each party hereto and its successors and assigns.
(c)    Joinder of Additional Buyers. At any time during the term of this Agreement, upon the request of the Sellers and with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), one or more additional commercial banks (each, an “Additional Buyer”), may join this Agreement as a Buyer in all respects by entering into a joinder and amendment agreement (each, a “Buyer Joinder”) among the Sellers, the Servicers, the Guarantor, the Administrative Agent and any existing Buyers (except for any Buyer that is being removed as a Buyer of future Proposed Receivables in accordance

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with Section 18(f)), which shall, among other things, contain all relevant information applicable to Buyers under this Agreement, including, without limitation, such Additional Buyer’s Facility Share and it’s Designated Percentages for the Account Debtors. Upon the effectiveness of such Buyer Joinder such Additional Buyer shall become a Buyer hereunder, subject to the rights, duties and obligations of a Buyer in all respects. For the avoidance of doubt and notwithstanding the addition of any Additional Buyer, no changes whatsoever will be made to the Pro Rata Shares of the existing Buyers in the existing Purchased Receivables absent the consent of the applicable Buyers holding Pro Rata Shares in the applicable Purchased Receivables, which consent may be given at the sole and absolute discretion of each such Buyer.
(d)    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)    Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
(f)    Termination. The term of this Agreement shall last from the initial effective date hereof until and including March 25, 2019, which date shall be automatically extended for progressive three hundred and sixty-four (364)-day terms unless the Sellers provide written notice to the Administrative Agent or the Administrative Agent provides written notice to the Sellers not less than ten (10) Business Days prior to the expiration of the then-applicable term, that such Person does not intend to extend the term of this Agreement. In addition, (i) the Administrative Agent, the Buyers or the Sellers may terminate this Agreement for convenience at any time by thirty (30) days’ prior written notice to the other parties, and (ii) the Sellers may terminate this Agreement upon three (3) Business Days’ prior written notice to the Administrative Agent at any time following (A) the delivery by or on behalf of any Buyer of any certificate pursuant to Section 6(e) hereof providing for an increase in Account Debtor Discount Rates on account of increased costs or (B) the rejection by the Buyers of at least two (2) duly submitted Purchase Requests as to which all conditions precedent set forth in Section 1(e) would be satisfied but for such rejection within any consecutive sixty (60) day period. Notwithstanding the foregoing, all obligations of the Sellers, the Servicers and the Guarantor under this Agreement, including all covenants, representations, warranties, repurchase obligations, and indemnities made herein shall continue in full force and effect until the Final Collection Date.
(g)    Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred and sixty (360) days.
(h)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
(i)    CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION,

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FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
(j)    WAIVER OF IMMUNITIES. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(k)    Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
(l)    No Party Deemed Drafter. No party hereto shall be deemed to be the drafter of this Agreement.
(m)    PATRIOT Act. Each of the Administrative Agent and each Buyer hereby notifies each other party hereto that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each such party, which information includes the name and address of such party and other information that will allow such Person to identify such party in accordance with the Act. Each party to this Agreement shall, promptly following a request by the Administrative Agent or a Buyer, provide all documentation and other information that the Administrative Agent or such Buyer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
(n)    Amendments; Waiver.
No failure or delay by the Administrative Agent or any Buyer in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Buyers hereunder and under any other Transaction Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Transaction Document or consent to any departure by any Seller or the Guarantor therefrom shall in any event be effective unless the same shall be permitted by the next paragraph, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a purchase

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shall not be construed as a waiver of any default or breach of this Agreement, regardless of whether the Administrative Agent or any Buyer may have had notice or knowledge of such default or breach at the time.
No waiver, alteration, modification or amendment of this Agreement or any other Transaction Document or any of the provisions hereof or thereof shall be binding unless made in writing and duly executed by each Seller, each Servicer, the Guarantor, the Administrative Agent and the Required Buyers, except that no such waiver, alteration, modification or amendment shall, without the consent of all Buyers: (i) extend the term of this Agreement (other than in accordance with Section 18(e)), (ii) increase the Buyer’s Facility Share of any Buyer or change any Buyer’s Designated Percentage with respect to any Account Debtor, (iii) alter the definition of the term Pro Rata Share, (iv) extend the maturity of any Purchased Receivable or reduce any fee payable by any Seller to the Buyers, including pursuant to any Buyer Pricing Letter, (v) alter the definition of the term Required Buyers or alter, amend or modify this Section 18(m), (vi) alter the term Purchase Price or its component parts, (vii) release any Seller, the Guarantor or other Person from its obligations under this Agreement or any other Transaction Document, (viii) release the general security interest granted herein to the Administrative Agent, for the benefit of the Buyers, in the Purchased Receivables (unless such release relates to a sale or other disposition of assets permitted under the terms of this Agreement) or (ix) alter, amend or modify Schedule II or its component parts. No assignment by the Administrative Agent or any Buyer in accordance with Section 18(a) shall be deemed to be an alteration, modification or amendment of any of the provisions hereof.
Notwithstanding the foregoing, any Agent Fee Letter may be amended or supplemented by the mutual agreement of only the Sellers, the Guarantor and the Administrative Agent.

19.    Confidentiality; Disclosure Required by Law. Each party to this Agreement acknowledges that each other party may receive or have access to proprietary or confidential information disclosed by a disclosing party (collectively, the “Information”). The receiving party will use the disclosing party’s Information solely to perform its obligations and exercise its rights under or in relation to this Agreement and any other Transaction Document. The receiving party will not disclose the disclosing party’s Information: provided that, the receiving party may disclose the disclosing party’s Information:
(a)    to such party’s Affiliates and the respective directors, managers, officers, trustees, employees, agents and advisors of such party (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 19);
(b)    to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority (including bank examiners and self-regulatory organizations) or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (and the disclosing party shall use commercially reasonable efforts to so notify the other party of such disclosure; provided no such notice shall be required if such disclosure is part of a routine regulatory examination or securities law filing (including any required filing disclosing this Agreement) or is not otherwise permitted pursuant to Applicable Law);
(c)    as part of normal reporting or review procedures to Governmental Authorities (the disclosing party shall use commercially reasonable efforts to so notify the other party of such disclosure; provided no such notice shall be required if such disclosure is part of a routine regulatory examination or is not otherwise permitted pursuant to Applicable Law);
(d)    in order to enforce its rights under this Agreement or any other Transaction Document in a legal proceeding;
(e)    to any actual or prospective assignee of, or any actual or prospective participant in, any of its rights under this Agreement or any credit insurance provider (so long as such has agreed in a legally enforceable document to comply with the terms of this Section 19 or any other substantially similar confidentiality restrictions); and
(f)    to the service provider with whom the Administrative Agent subcontracts use of the PrimeRevenue System and its contractors and agents provided that such Persons agree to hold such information confidential pursuant to customary commercial terms.

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(g)    Accounting Treatment; Non-Reliance. Each Seller, each Servicer and the Guarantor agrees and acknowledges that (i) it is a sophisticated party in relation to this Agreement; (ii) it has made its own independent decision to enter into the Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and, in connection therewith, has obtained such independent accounting, legal, tax, financial and other advice as it deems necessary and appropriate (including, without limitation, as to the appropriate treatment of such transactions for accounting, legal, tax and other purposes) and (iii) it has not relied upon any representation or advice from the Administrative Agent, any Buyer, their Affiliates or any of their respective directors, officers, employees, contractors, counsel, advisors or other representatives in this regard.
[Signatures Commence on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SANMINA CORPORATION,
as Seller and Servicer

By:_/s/ Brian P. Casey_______________________
Name: Brian P. Casey
Title: Senior Vice President and Treasurer

SANMINA CORPORATION,
as Guarantor

By:_/s/ Brian P. Casey_______________________
Name: Brian P. Casey
Title: Senior Vice President and Treasurer

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Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as the Administrative Agent

By:_/s/ Richard Gregory Hurst__________________
Name: Richard Gregory Hurst
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Buyer

By:_/s/ Richard Gregory Hurst__________________
Name: Richard Gregory Hurst
Title: Managing Director

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Signature Page

Schedule I
Form of Purchase Request
[date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Gustavo Rizzo; Jason Wu
Email:

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of March 26, 2018, by and among SANMINA CORPORATION, a Delaware corporation, and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), SANMINA CORPORATION, as guarantor (in such capacity the “Guarantor”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (“BTMU”) and each other buyer from time to time party thereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and BTMU as administrative agent (in such capacity, the “Administrative Agent”) (as it may be amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in, or by reference in, the Agreement).
Pursuant to the terms of the Agreement, the Sellers party hereto hereby request that the Buyers purchase from such Sellers on ___________ ____, 20____, the Proposed Receivables listed on the exhibit attached hereto with an aggregate Net Invoice Amount of $_____________.
Each Seller party hereto represents and warrants that each of the conditions precedent outlined in Section 1(e) of the Agreement will be satisfied in connection with such proposed purchase.
Upon payment of the aggregate Purchase Price for any Proposed Receivable, the applicable Buyers hereby purchase, and the Sellers party hereto hereby sell all of such Sellers’ right, title and interest (but none of Sellers’ underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivable as of the date hereof, and such Proposed Receivables shall become Purchased Receivables in the manner set forth in the Agreement.
[SELLER]1

By:______________________________________
Name:______________________________________
Title:_____________________________________

[SELLER]2

By:______________________________________
Name:______________________________________
Title:_____________________________________

1 Insert applicable Seller name and signatures.
2 Insert applicable Seller name and signatures.

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Schedule I-1

List of Accounts Receivable for Account Debtor(s): [____________]
Proposed for Sale as of ____________, 20__

CALCULATION OF PURCHASE SUBLIMIT (all amounts in U.S. dollars) FOR ACCOUNT DEBTOR: _____________________________________

Net Invoice Amount for Proposed Receivables:	$
Outstanding Purchase Amount with respect to applicable Account Debtor (excluding Proposed Receivables):	$
Funded Amount for Proposed Receivables:	$
Total Outstanding Purchase Amount for applicable Account Debtor (not to exceed applicable Purchase Sublimit for such Account Debtor):	$

CALCULATION OF PURCHASE SUBLIMIT (all amounts in U.S. dollars) FOR ACCOUNT DEBTOR: _____________________________________

Net Invoice Amount for Proposed Receivables:	$
Outstanding Purchase Amount with respect to applicable Account Debtor (excluding Proposed Receivables):	$
Funded Amount for Proposed Receivables:	$
Total Outstanding Purchase Amount for applicable Account Debtor (not to exceed applicable Purchase Sublimit for such Account Debtor):	$

CALCULATION OF TOTAL OUTSTANDING PURCHASE AMOUNT (all amounts in U.S. dollars)

Outstanding Purchase Amount with respect to all Account Debtors (excluding Proposed Receivables):	$
Total Outstanding Purchase Amount (not to exceed the Maximum Outstanding Purchase Amount):	$

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Schedule I-2

Seller	Account Debtor	Invoice Number	Net Invoice Amount	Outstanding Purchase Amount	Funded Amount	Maturity Date	[Default Rate of Interest or Fees (if any)]

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Schedule I-3

Schedule II
Account Debtors
Seller: Sanmina Corporation

ACCOUNT DEBTOR NAME	ACCOUNT DEBTOR PURCHASE SUBLIMIT	ACCOUNT DEBTOR BUFFER PERIOD	DESIGNATED PERCENTAGES
[***]	$[***]	[***]	[***]%
[***]	$[***]	[***]	[***]%
[***]	$[***]	[***]	[***]%
[***]	$[***]	[***]	[***]%

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Schedule II-1

SCHEDULE III
UCC Information

(a) Name: SANMINA CORPORATION
(b) Chief Executive Office: 2700 North First Street, San Jose, CA 95134
(c) Jurisdiction of Organization: Delaware
(d) Organizational Number: 2195845
(e) FEIN: 77-0228183
(f) Tradenames: Viking Technology and 42Q
(g) Changes in Location, Name and Corporate Organization in the last 5 years: None

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Schedule III-1

Exhibit A
Certain Defined Terms
A.    Defined Terms.
As used herein, the following terms shall have the following meanings:
“Account Debtor” means, with respect to each Seller, a Person listed as an account debtor on Schedule II to this Agreement under the name of such Seller, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Account Debtor Buffer Period” means, for each Account Debtor, the number of days set forth under the heading “Account Debtor Buffer Period” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Account Debtor Discount Rate” means, with respect to any Account Debtor, LIBOR plus the “Account Debtor Discount Margin” per annum specified for such Account Debtor in the applicable Buyer Pricing Letter, as such Buyer Pricing Letter may be modified or supplemented from time to time (i) upon the request of the Sellers, as approved in advance by the Administrative Agent and each applicable Buyer in writing in their sole and absolute discretion in accordance with the terms of this Agreement, or (ii) as otherwise provided in this Agreement.
“Additional Buyer” has the meaning set forth in Section 18(c) hereof.
“Additional Seller” has the meaning set forth in Section 15 hereof.
“Additional Servicer” has the meaning set forth in Section 7(a) hereof.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Administrative Agent’s Account” means the account specified as such in Exhibit G hereto, or such other deposit account identified in writing by the Administrative Agent to the Sellers from time to time.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; provided, however, that none of the foregoing shall constitute an Adverse Claim (i) to the extent granted favor of, or assigned to, the Administrative Agent, (ii) to the extent granted or created by the Administrative Agent or any Buyer in favor of any third party, arising out of any claim asserted by any creditor of the Administrative Agent or any such Buyer, or otherwise resulting solely from actions or omissions of the Administrative Agent or any Buyer (iii) to the extent consisting of liens or security interests arising under the Credit Agreement or the Indenture which are automatically released with respect to the applicable Purchased Receivable hereunder upon its sale to the Buyers hereunder, or (iv) to the extent consisting of liens or security interests granted pursuant to the Credit Agreement or the Indenture over deposit accounts into which Collections in respect of any Purchased Receivables are received or held prior to being transferred to the Administrative Agent.

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Exhibit A-1

“Affiliate” when used with respect to a Person means any other current or future Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise.
“Agent Fee Letter” means any fee letter agreement entered into subsequent to the date hereof by and between Sellers and the Administrative Agent with respect to any administrative, processing or other similar fees payable to the Administrative Agent.
“Agreement” has the meaning set forth in the preamble hereto.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.
“Auto Rejected Receivable” has the meaning set forth in Section 1(g) hereof.
“BTMU” has the meaning set forth in the preamble hereto.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close; provided, when used in connection with determining LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Buyer” has the meaning set forth in the preamble hereto.
“Buyer’s Facility Share” shall mean, with respect to any Buyer, (i) if appearing below, the amount set forth opposite such Buyer’s name below, or as such amount is modified from time to time, and (ii) with respect to any other Buyer, in the applicable Buyer Joinder under which it becomes a Buyer hereunder, as such amount is modified from time to time.
The Bank of Tokyo-Mitsubishi UFJ, Ltd.                $140,000,000
“Buyer Joinder” has the meaning set forth in Section 18(c) hereof.
“Buyer Pricing Letter” means the letter agreement entered into on the date hereof by and among the Sellers, the Guarantor, the Administrative Agent and the Buyers with respect to the relevant Account Debtor Discount Margins applicable to the Account Debtors hereunder and any other amounts payable to the Buyers’ hereunder.

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Exhibit A-2

“Collections” means, with respect to any Receivable: (a) all funds that are received by any Seller, Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable.
“Contract” means, with respect to any Receivable, the applicable contract or purchase order with respect to such Receivable between a Seller and the applicable Account Debtor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of February 1, 2018 among Sanmina Corporation as the borrower, Bank of America, N.A. as the administrative agent, swing line lender and issuing lender, and the other lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Deemed Collection” has the meaning set forth in Section 6(a) hereof.
“Designated Percentage” means, for each Buyer, with respect to each Account Debtor, the percentage set forth under the heading “Designated Percentage” for such Buyer on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time upon the request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement.
“Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such date in the outstanding balance of any Purchased Receivable attributable to any discount, adjustment, deduction, or reduction that would have the effect of reducing the amount of part or all of such Purchased Receivable (except, in each case, to the extent arising solely as the result of the applicable Account Debtor’s financial or credit condition or ability to pay).
“Discount” means, with respect to each Purchased Receivable purchased on a Purchase Date related to a specific Account Debtor, the discount cost applied by the Buyers to such Purchased Receivable as of such Purchase Date, which shall be equal to the product of (a) the applicable Account Debtor Discount Rate per annum, determined as of two (2) Business Days prior to the Purchase Date for such Purchased Receivables, multiplied by (b) the result of (i) the applicable Discount Period divided by (ii) 360 and multiplied by (c) the Net Invoice Amount.
“Discount Period” means, with respect to each Purchased Receivable, the sum of the number of days from and including (i) the Purchase Date for such Purchased Receivable and to, but not including, (ii) the first weekly Settlement Date occurring after the date that corresponds to the Maturity Date with respect to such Purchased Receivable plus the Account Debtor Buffer Period for such Account Debtor.
“Dispute” means any dispute, discount, deduction, claim, offset, defense, or counterclaim or similar position asserted of any kind relating to one or more Receivables (x) arising on account of the goods relating to such Receivables having been lost or damaged prior to receipt thereof by the related Account Debtor or otherwise not delivered to such Account Debtor in accordance with the Contract related thereto; (y) arising on account of the return of goods by an Account Debtor to any Seller, Servicer, any of their respective Affiliates or successors or assigns (including any Buyer) relating to its obligation to pay an amount due with

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-3

respect to a Purchased Receivable, or (z) otherwise asserted by the related Account Debtor as being a basis for non-payment in full of the Receivable (except, in each case, to the extent arising solely as the result of (A) the applicable Account Debtor’s financial or credit condition or ability to pay or (B) the actions or omissions of the Administrative Agent or any Buyer (including, for the avoidance of doubt, any dispute, offset, counterclaim or defense asserted by an Account Debtor on account of (1) amounts owed or alleged to be owed by the Administrative Agent or any such Buyer to such Account Debtor or its Affiliates in respect of debtors or obligations unrelated to this Agreement or the Purchased Receivables or (2) resulting actions or omissions of the Administrative Agent or any such Buyer related to the Purchased Receivables of such Account Debtor taken after such time as an applicable Seller has been removed as Servicer under clause (j) of Section 5)); regardless of whether the same (i) is in an amount greater than, equal to or less than the applicable Purchased Receivable concerned or (ii) arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations, or any other circumstance or event beyond the control of such Seller or the applicable Account Debtor; provided that, for the avoidance of doubt, Dilutions do not constitute Disputes.
“Effective Date” means March 26, 2018.
“Eligible Receivable” means a Receivable with respect to which each of the Eligibility Criteria set forth in Exhibit E is satisfied.
“Events of Repurchase” has the meaning set forth in Section 6(b) hereof.
“Existing Credit Facility Default” means the occurrence of (i) an event of default or any other similar concept shall occur under the Credit Agreement or (ii) an event of default shall occur under Section 8.01(f) (Cross Default) of the Credit Agreement, in each case, as in effect on the date of this Agreement and without giving effect to an amendment, restatement, waiver or supplement thereto, or any termination or expiration thereof, unless otherwise agreed to in writing by the Administrative Agent and the Buyers in their sole discretion, in each case, which occurrence and continuation gives the lenders under the Credit Agreement the immediate right (disregarding any waiver or forbearance that may have been granted by such lenders with respect thereto) to accelerate the maturity of the outstanding debt under the Credit Agreement.
“Fee Letter” means, collectively, the Buyer Pricing Letter and the Agent Fee Letter.
“Final Collection Date” means the date following the termination of this Agreement on which the Administrative Agent has received (i) all Collections owing on the Purchased Receivables and (ii) all payments, if any, required to be paid by any Seller or Servicer under this Agreement or any other Transaction Document, including with respect to Events of Repurchase and Indemnified Amounts to the extent any claim therefor has been asserted as of such date.
“Funded Amount” has the meaning set forth in Section 1(f) hereof.
“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board or the rules and regulations of the United States Securities and Exchange Commission and/or their respective successors and which are applied in the circumstances as of the date in question.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-4

administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Guaranteed Obligations” has the meaning set forth in Section 7(a) hereof.
“Guarantor” has the meaning set forth in the preamble hereto.
“Indemnified Amounts” has the meaning set forth in Section 5(i) hereof.
“Indemnified Person” has the meaning set forth in Section 5(i) hereof.
“Indenture” means that certain Indenture, dated as of June 4, 2014, by and among Sanmina Corporation, as issuer, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee and notes collateral agent, as supplemented by the First Supplemental Indenture, dated as of July 29, 2015, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation as guarantors and U.S. Bank National Association, as trustee, and as further amended, supplemented or otherwise modified from time to time.
“Information” has the meaning set forth in Section 19 hereof.
“Insolvency Event” shall mean (i) with respect to an Account Debtor, the inability of such Account Debtor to pay any amount owed when due in respect of a Purchased Receivable as a result of the bankruptcy, insolvency or other financial inability of such Account Debtor to make such payment and (ii) with respect to any Person (including an Account Debtor), such Person shall fail to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit H hereto.
“LIBOR” means, for any Purchased Receivable, (a) the interest rate per annum determined on the basis of the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of that rate) for deposits in U.S. dollars as of 11:00 a.m. (London time) on the second Business Day preceding the Purchase Date for such Purchased Receivable, having a term approximately equal to the Discount Period for such Purchased Receivable as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-5

market comparable to those currently provided on such page that is mutually acceptable to the Administrative Agent and the Seller) or (b) if a rate cannot be determined under clause (a), the interest rate per annum equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. dollars having a term approximately equal to such Discount Period are offered to the principal London office of the Administrative Agent by three (3) prime banks in the London interbank market, selected by the Administrative Agent in good faith, at about 11:00 a.m. (London time) on the second Business Day preceding the first day of such Discount Period; provided, however, that, in the event the applicable interest rate is not available for the term in question, the interest rate for such term will be determined by linear interpolation of the rates available for maturities next higher and next shorter than the relevant term. Notwithstanding the foregoing, if, on any day, “LIBOR” would be less than 0%, for purposes of this Agreement, “LIBOR” shall mean 0%.
“Maturity Date” means, with respect to any Purchased Receivable, the date the related Contract provides for timely payment in full of the amounts owing thereunder.
“Maximum Outstanding Purchase Amount” means, as of any date of determination, an amount equal to the sum of the Purchase Sublimits with respect to all Account Debtors as of such date of determination.
“Modified Designated Percentage” has the meaning set forth in Section 1(g) hereof.
“Modified Designated Percentage Buyer” has the meaning set forth in Section 1(g) hereof.
“Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date).
“Non-Funding Buyer” has the meaning set forth in Section 1(g) hereto.
“Non-Payment Event” has the meaning set forth in Section 5(h).
“Non-Payment Report” has the meaning set forth in Section 5(h).
“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control (or any successor thereto).
“Outstanding Purchase Amount” means, as of any time of determination and with respect to any portion of the Purchased Receivables, (x) the Net Invoice Amount for such Purchased Receivables, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivables that has been deposited into the Administrative Agent’s Account as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables.
“Overdue Payment Rate” means the Prime Rate + 2% per annum.
“Overdue Receivable” has the meaning set forth in Section 5(h) hereof.
“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-6

“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the Administrative Agent based on various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.
“PrimeRevenue System” means the Administrative Agent’s communication tool accessible via the internet to enable clients to offer various Proposed Receivables for sale to the Administrative Agent and for the loading approval and monitoring of such Proposed Receivables on a platform, the terms of use of which are set out in Annex I and are hereby incorporated herein.
“Pro Rata Share” shall mean, with respect to any Buyer,
(i)     subject to clause (ii) immediately below, with respect to each Proposed Receivable, an amount (expressed as a percentage) equal to such Buyer’s Designated Percentage applicable to the Account Debtor owing on such Proposed Receivable,
(ii)    with respect to each Auto Rejected Receivable that is resubmitted for sale by a Seller in accordance with Section 1(g), an amount (expressed as a percentage) equal to such Buyer’s Modified Designated Percentage applicable to the Account Debtor owing on such Proposed Receivable,
(iii)     with respect to any Purchased Receivable, an amount (expressed as a percentage) equal to (x) that portion of the Purchase Price of such Purchased Receivable paid by such Buyer, divided by (y) the Purchase Price of such Purchased Receivable paid by all of the Buyers, and
(iv)     for all other purposes under this Agreement, an amount (expressed as a percentage) equal to (x) the aggregate Purchase Prices of all Purchased Receivables paid by such Buyer, divided by (y) the aggregate Purchase Prices of all Purchased Receivables paid by all of the Buyers.
“Proposed Receivable” means, with respect to any Purchase Date, each Receivable proposed by Seller to the Buyers for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date, together with any Related Security with respect to such Receivable, and all Collections and proceeds with respect to the foregoing.
“Purchase Date” means, with respect to any Purchased Receivable, the date on which the applicable Buyers purchase such Purchased Receivable.
“Purchase Price” has the meaning set forth in Section 1(f) hereof.
“Purchase Request” has the meaning set forth in Section 1(a) hereof.
“Purchase Sublimit” means, with respect to each Account Debtor, the dollar amount set forth on Schedule II to this Agreement as the Purchase Sublimit, as such Schedule may be modified or supplemented from time to time (i) upon request of the Sellers, as approved in advance by the Administrative Agent and the Buyers in writing in their sole and absolute discretion in accordance with the terms of this Agreement or (ii) as otherwise provided in this Agreement.
“Purchased Receivables” has the meaning set forth in Section 1(b) hereof.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-7

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Seller or Buyer (as assignee of Seller) by an Account Debtor, whether constituting an account, instrument, document, contract right, general intangible, chattel paper or payment intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, including, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Reconciliation Report” has the meaning set forth in Section 5(g).
“Regulatory Change” means, relative to any Person:
(a)     any change subsequent to the date of this Agreement in (or the adoption, implementation, administration, change in phase-in or interpretation or commencement of effectiveness of) any:
(i)     Applicable Law applicable to such Person;
(ii)     regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any Governmental Authority charged with the interpretation or administration of any Applicable Law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Person;
(iii)     GAAP or regulatory accounting principles applicable to such Person and affecting the application to such Person of any Applicable Law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or
(iv)    notwithstanding the foregoing, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (B) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign governmental or regulatory authorities, shall in each case be deemed to be a “Regulatory Change” occurring and implemented after the date hereof, regardless of the date enacted, adopted, issued or implemented; or
(b)     any change in the application to such Person of any existing Applicable Law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above.
“Related Security” means, with respect to any Receivable:
(i)    all rights to enforce payment of such Receivable under the related Contract;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-8

(ii)    all instruments and chattel paper that may evidence such Receivable;
(iii)    all payment rights under guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(iv)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable; and
(v)    all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Account Debtor.
“Required Buyers” shall mean, (i) at such time as there are two or fewer Buyers, all Buyers, (ii) at such time as there are three Buyers, at least two Buyers and (iii) at all other times, the Buyers the Pro Rata Shares in excess of 50%.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of OFAC or the United States Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) that is operating, organized or resident in a Sanctioned Country; (c) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (d) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Seller” has the meaning set forth in the preamble hereto.
“Sellers’ Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Sellers to the Administrative Agent from time to time.
“Servicer” has the meaning set forth in Section 5(a) hereof.
“Servicer Termination Event” means an event specified in Exhibit F hereto.
“Settlement Date” means each Tuesday of each calendar week (unless any such day is not a Business Day, in which case, the next Business Day thereafter shall be a Settlement Date).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-9

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Transaction Documents” means this Agreement, the Buyer Pricing Letter, each Fee Letter, each Joinder Agreement, each Buyer Joinder and all other documents and agreements to be executed and delivered by any Seller, any Servicer or the Guarantor in connection with any of the foregoing (including, without limitation, any Purchase Request, any Non-Payment Report or any Reconciliation Report), in each case, as amended, supplemented or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided, if by reason of mandatory provisions of Applicable Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Administrative Agent or any Buyer is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCC Information” means the information set forth on Schedule III, as such information may be updated from time to time in writing in accordance with clause (c) of Exhibit D.
“U.S. dollars” means United States dollars, the lawful currency of the United States of America.
B. Other Interpretive Matters.

All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (b) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document);

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-10

(d) references to any Annex, Section, Schedule or Exhibit are references to Annexes, Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (g) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (h) references to any Person include that Person’s permitted successors and assigns; (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (j) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (k) terms in one gender include the parallel terms in the neuter and opposite gender; (l) the term “or” is not exclusive; and (m) unless otherwise provided, all references to specific times shall be references to such time in New York City, New York.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-11

Exhibit B
Conditions Precedent for Effectiveness
Each of the following is in form and substance satisfactory to the Administrative Agent and each Buyer:
(a)    A fully executed counterpart of this Agreement.
(b)    A fully executed counterpart of the Buyer Pricing Letter.
(c)    Certificates (long form, if available) issued by the Secretary of State of the applicable jurisdiction as to the legal existence and good standing of each Seller, Servicer and the Guarantor.
(d)    A certificate of the Secretary or Assistant Secretary of each Seller, Servicer and the Guarantor certifying attached copies of the certified organizational documents of such Person and all documents evidencing necessary corporate action to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and the other Transaction Documents to which it is a party and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and any other Transaction Documents to be delivered by it hereunder (including each Purchase Request) or thereunder or in connection herewith or therewith.
(e)    UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date, listing all effective financing statements, lien notices or comparable documents that name any Seller as debtor and that are filed in those state and county jurisdictions in which such Seller is organized or maintains its principal place of business or chief executive office and such other searches that the Administrative Agent deems necessary or appropriate.
(f)    Acknowledgment copies of proper termination statements (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Seller in the Purchased Receivables.
(g)    Properly completed forms of UCC-1 financing statements (showing each Seller as “debtor/seller” and Administrative Agent as “secured party/buyer”) which have been submitted for filing the in the Uniform Commercial Code filing office in the jurisdiction of organization of each Seller.
(h)    A lien release and acknowledgment letter from Bank of America, N.A., as Administrative Agent under the Credit Agreement.
(i)    Favorable legal opinions from outside legal counsel to the Guarantor and each Seller in form and substance satisfactory to the Administrative Agent and the Buyers, including opinions with respect to due organization and good standing of each such Person, due authorization, execution and delivery of this Agreement by each such Person, validity and enforceability of this Agreement with respect to each such Person, non-contravention of organizational documents, material agreements and law, no consents, creation and perfection of security interests, and true sale and such other matters as the Administrative Agent and the Buyers may reasonably request.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B-1

Exhibit C
Representations and Warranties

Each Seller and each Servicer hereby makes the following representations and warranties for the benefit of the Administrative Agent and each Buyer as of the date of this Agreement and on each Purchase Date:
(a)Such Person is (i) duly organized, validly existing, and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except, with respect to clause (ii), to the extent that failure to so qualify would not reasonably be expected to adversely affect its ability to perform its obligations hereunder or under the other Transaction Documents and would not have an adverse effect on the collectability of any Purchased Receivable or on the interests of the Administrative Agent or any Buyer under the Transaction Documents.
(b)Such Person has the requisite power and authority to enter into and deliver this Agreement and the other Transaction Documents, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance by such Person of this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents to which such Person is a party have been duly executed and delivered by such Person.
(c)Such Seller has the requisite power and authority to sell the Proposed Receivables being sold by it on the applicable Purchase Date in the manner herein contemplated, and it has taken all necessary corporate or other action required to authorize the assignment and sale of such Proposed Receivables.
(d)This Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligations of such Person, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.
(e)This Agreement, together with the sale and assignments contemplated hereby, are effective to transfer to the Buyers legal and equitable title to, with right to sell and encumber, each Purchased Receivable, whether now existing or hereafter arising. Upon the filing of a UCC-1 financing statement in the state of organization of such Seller set forth in the UCC Information, listing such Seller, as debtor/seller, and the Administrative Agent (for the benefit of the Buyers), as secured party/buyer, and covering Purchased Receivables from time to time purchased hereunder, the ownership interests of the Buyers in each such Purchased Receivable shall be perfected.
(f)The UCC Information is true and correct in all respects. All other data, materials and information provided by such Person to each Buyer and the Administrative Agent in connection herewith and with the Contract, each Purchased Receivable being sold by it hereunder, each Account Debtor, the relationship between it and each Account Debtor, and each Account Debtor’s payment history (including timeliness of payments), is true and correct in all material respects.
(g)Neither the execution nor the delivery by such Person of this Agreement, the other Transaction Documents to which it is a party or any of the other documents related hereto or thereto, nor the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1

performance of or compliance with the terms and provisions hereof or thereof by such Person will conflict with or result in a breach of or give rise to a default under (i) any Applicable Laws, (ii) any indenture, loan agreement, security agreement or other material agreement binding upon such Person or any of its properties, or (iii) any provision of such Person’s organizational documents.
(h)No authorization, consent or approval or other action by, and no notice to or filing (other than the UCC financing statements required to be filed hereunder) with, any Governmental Authority is required to be obtained or made by such Person for the due execution, delivery and performance by it of this Agreement or any other Transaction Document.
(i)Such Person is Solvent.
(j)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order binding on or against such Person or any of its Affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of any Buyer’s ownership interest in the Purchased Receivables) or the ability of such Person to perform its obligations hereunder.
(k)No Seller has pledged or granted any security interest in any Purchased Receivable to any Person except (i) pursuant to this Agreement, (ii) security interests granted pursuant to the Credit Agreement or the Indenture which, in each case, are automatically released with respect to such Purchased Receivable upon its sale to the Buyers hereunder, or (iii) security interests granted pursuant to the Credit Agreement or the Indenture over deposit accounts into which Collections in respect of any Purchased Receivables are received or held prior to being transferred to the Administrative Agent.
(l)Such Person is in compliance with all covenants and other agreements contained in this Agreement.
(m)Policies and procedures have been implemented and maintained by or on behalf of each Person that are designed to achieve compliance by such Person, its respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and such Person, its Subsidiaries and its officers and employees and, to the knowledge of such Person, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(n)(i) None of such Person, its Subsidiaries or, to the knowledge of such Person, any of its directors, officers, employees, or agents acting in any capacity in connection with or directly benefiting from the facility established hereby, is an individual or entity that is, or is directly or indirectly owned or controlled by, a Sanctioned Person, (ii) none of such Person and its Subsidiaries is located, organized or resident in a Sanctioned Country or is the subject or target of any Sanctions, and (iii) such Person is not in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(o)No proceeds of Purchased Receivables will be used by such Person in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.
The Guarantor hereby makes the following representations and warranties for the benefit of each Buyer and the Administrative Agent as of the date of this Agreement and on each Purchase Date:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2

(a)The Guarantor is (i) duly organized, validly existing, and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization and has all organizational powers and all material governmental licenses, authorizations, consents, and approvals required to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except, with respect to clause (ii), to the extent that failure to so qualify would not reasonably be expected to adversely affect its ability to perform its obligations hereunder and would not have an adverse effect on the interests of the Buyer under the Transaction Documents.
(b)The Guarantor has the requisite power and authority to enter into and deliver this Agreement, and it has taken all necessary corporate or other action required to authorize the execution, delivery and performance by the Guarantor of this Agreement. This Agreement has been duly executed and delivered by the Guarantor.
(c)This Agreement constitutes the legal, valid and binding obligations of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.
(d)Neither the execution nor the delivery of this Agreement by the Guarantor, nor the Guarantor’s performance of or compliance with the terms and provisions hereof will conflict with or result in a breach of or give rise to a default under (i) any laws, (ii) any indenture, loan agreement, security agreement, or other material agreement binding upon the Guarantor or any of its properties, or (iii) any provision of the Guarantor’s organizational documents.
(e)No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Guarantor for the due execution, delivery and performance by it of this Agreement.
(f)The Guarantor is Solvent.
(g)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order binding on or against the Guarantor or any of its Affiliates before any court, governmental entity or arbitrator, which could reasonably be expected to have an adverse effect on the enforceability of this Agreement (including, without limitation, the enforceability of any Buyer’s ownership interest in the Purchased Receivables) or the ability of the Guarantor to perform its obligations hereunder.
(h)Policies and procedures have been implemented and maintained by or on behalf the Guarantor that are designed to achieve compliance by the Guarantor and its respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Guarantor, its respective Subsidiaries and their respective officers and employees and, to the knowledge of each of the Guarantor, its respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(i)(i) None of the Guarantor or any of its respective Subsidiaries or, to the knowledge of the Guarantor, as applicable, any of its respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby, is an individual or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-3

entity that is, or is directly or indirectly owned or controlled by, a Sanctioned Person, (ii)  none of the Guarantor or any of its respective Subsidiaries is located, organized or resident in a Sanctioned Country or is the subject or target of any Sanctions, and (iii) the Guarantor is not in violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-4

Exhibit D
Covenants
Each Seller, each Servicer and the Guarantor hereby agree, at all times prior to the Final Collection Date:
(a)To take all necessary steps and actions to preserve its corporate (or other organization) existence and comply in all material respects with all laws applicable to such Person in the operation of its business.
(b)To duly perform and comply in all material respects with all terms, provisions, and obligations under each Contract and refrain from taking any action or omitting to take any action which could reasonably be expected to prejudice or limit the applicable Buyer’s rights to payment with respect to the Purchased Receivables or result in any Adverse Claim.
(c)To promptly notify the Administrative Agent in writing of any change to the UCC Information on or before the date of such change.
(d)To not modify the terms of any Contract in any manner which would adversely affect the collectability of any Purchased Receivable or any rights of the Buyers as the owners of the Purchased Receivables or would otherwise reduce the amount due thereunder or delay the Maturity Date thereof.
(e)To make all disclosures required by any Applicable Law with respect to the sale of the Purchased Receivables hereunder to the Buyers, and account for such sale in accordance with GAAP.
(f)To maintain its books and records, including but not limited to any computer files and master data processing records, so that such records that refer to Purchased Receivables sold hereunder shall indicate clearly that the applicable Seller’s right, title and interest in such Purchased Receivables have been sold to the Buyers.
(g)To not create or permit to exist any Adverse Claim over all or any of such Seller’s or the Buyer’s rights, title and interest in and to the Purchased Receivables.
(h)To not sell, assign or otherwise transfer the Purchased Receivables except as specifically provided for herein.
(i)To provide the Administrative Agent and the Buyers with such other reports, information, documents, books and records related to the Purchased Receivables as the Administrative Agent on behalf of any Buyer may reasonably request or any other information that the Administrative Agent or any Buyer may require for capital or regulatory purposes and which may be lawfully disclosed or provided to such Persons, including, without limitation, promptly after request by the Administrative Agent on behalf of any Buyer (i) a copy of the purchase order or sales order and invoices relating to each Purchased Receivable; (ii) a copy of the bill of lading and any other shipping document relating to each Purchased Receivable; and (iii) all billings, statements, correspondence and memoranda directed to the Account Debtor in relation to each Purchased Receivable.
(j)To (i) at a time reasonably convenient to the applicable Seller or Servicer during regular business hours and upon reasonable prior notice (but so long as no Servicer Termination Event has occurred and is continuing, no more than once per calendar year), permit the Administrative Agent or any of its agents or representatives, to examine and make copies of and abstracts from such Seller’s or Servicer’s

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-1

sales records and the invoices in respect of Purchased Receivables at any time and permit the Administrative Agent to take such copies and extracts from such sales records and to provide the Administrative Agent with copies or originals (at Seller’s option) of the invoices relating to Purchased Receivables as it may require and generally allow the Administrative Agent (at the applicable Seller’s expense) to review, check and audit each Seller’s and each Servicer’s credit control procedures; and to visit the offices and properties of each Seller or Servicer for the purpose of examining such records and to discuss matters relating to Purchased Receivables and each Seller’s and each Servicer’s performance hereunder with any of the officers or employees of each Seller or Servicer having knowledge of such matters’ and (ii) without limiting the provisions of clause (i), upon reasonable prior notice (but so long as no Servicer Termination Event has occurred and is continuing, no more than once per calendar year) and subject to such Seller or such Servicer receiving acceptable confidentiality undertakings thereof, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the applicable Seller’s expense, a review of each Seller’s and each Servicer’s books and records to the extent related to the Purchased Receivables; provided that so long as no Servicer Termination Event has occurred and is continuing, the aggregate expense payable by the Sellers and the Servicers pursuant to this clause (j) shall not exceed $10,000 in any calendar year.
(k)To maintain and enforce policies and procedures by or on behalf of each Seller, each Servicer and the Guarantor designed to promote and achieve compliance, by each Seller, each Servicer, and the Guarantor and each of their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(l)To not use, and to procure that its Subsidiaries and its or their respective directors, officers, employees and agents not use, directly or indirectly, the proceeds of any Purchased Receivables (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(m)To promptly execute and deliver, at its expense, all further instruments and documents, and take all further action that the Administrative Agent and the Buyers may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership and security interest in the Purchased Receivables, or to enable the Administrative Agent and the Buyers to exercise or enforce the rights of the Administrative Agent and the Buyers hereunder or under or in connection with the Purchased Receivables.
(n)    Within thirty days of the date hereof, an acknowledgment copy of Form UCC-3 with respect to that certain UCC Financing Statement listing the Sanmina Corporation, as debtor, and Cameron Technology Investors II, LLP, as secured party, recorded and filed with the Delaware Secretary of State on May 16, 2014 as File No. 20141999325.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-2

Exhibit E
Eligibility Criteria

(a)Prior to giving effect to the sale of such Purchased Receivable, the applicable Seller has a valid ownership interest therein, free and clear of any Adverse Claim. Such Purchased Receivable is a valid, current and freely assignable trade account receivable and the assignment of such Purchased Receivable is not subject to a consent requirement by any third party to the sale or other transfer of such Purchased Receivable or the grant of a security interest or other lien in such Purchased Receivable other than (i) consents previously obtained in writing by such Seller and that remain in effect as of the Purchase Date and (ii) any such requirements which are not enforceable under Applicable Law (including, if applicable, Sections 9-406 and 9-408 of the UCC).
(b)Upon purchase by the Buyers pursuant to this Agreement, such Purchased Receivable will have been validly and absolutely assigned, transferred and sold to the Buyers and the Buyers shall acquire a legally valid ownership interest in such Purchased Receivable, free and clear of any Adverse Claim without any need on the part of such Seller or the Buyers to (i) notify the applicable Account Debtor or (ii) other than the UCC financing statements required to be filed hereunder, file, register or record any Transaction Document or the sale of such Purchased Receivable under the Applicable Laws applicable to such Seller. All of such Seller’s right, title and interest in and to such Purchased Receivable will have been validly sold and absolutely assigned and transferred to the Buyers, and the Buyers will have the legal and beneficial right to be paid the face amount of such Purchased Receivable free of any Adverse Claim. Such Purchased Receivable is sold hereunder by such Seller in good faith and without actual intent to hinder, delay or defraud the creditors of such Seller.
(c)Such Purchased Receivable and the applicable Contract constitutes a bona fide, existing and enforceable legal, valid and binding obligation of the applicable Account Debtor (except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and (y) as would not reasonably be expected to have a material adverse effect on the legality, validity and binding effect, enforceability or collectability of such Receivable against the applicable Account Debtor), arising out of an arm’s-length sale by such Seller of goods and the provision of any related services, in each case, in the ordinary course of its and such Account Debtor’s businesses. Such Purchased Receivable and the related Contract under which it arises comply with, and the goods with respect thereto have been manufactured in compliance with, and any related services have been provided in compliance with, the requirements of all applicable laws, rules, regulations or orders of any Governmental Authority and do not contravene any agreement binding upon such Seller.
(d)The goods deliverable to and any services provided to the applicable Account Debtor in connection with such Purchased Receivable were delivered to (or, in the case of goods deliverable under a Contract or other agreement pursuant to which the applicable Account Debtor bears the risk of loss upon shipment, shipped to) such Account Debtor (or, in the case of services, fully performed) not later than the applicable Purchase Date.
(e)As of the applicable Purchase Date, the applicable Account Debtor is unconditionally and irrevocably obliged to pay the Net Invoice Amount of such Purchased Receivable as set forth in the applicable Purchase Request (except to the extent of reductions, discounts and similar Deemed Collections arising in the ordinary course of business and resulting in Dilution in respect of which the applicable Seller promptly pays the amount thereof pursuant to Section 6(a)).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E-1

(f)The applicable Related Security and rights thereunder included with the purchase of such Purchased Receivable comprise all the rights necessary to claim, collect or otherwise enforce the obligations of such Purchased Receivable.
(g)Such Purchased Receivable is not evidenced by and does not constitute an “instrument” or “chattel paper” as such terms are defined in the UCC.
(h)The applicable Account Debtor is not an Affiliate or Subsidiary of any Seller and is not a Sanctioned Person.
(i)Such Purchased Receivable has not been sold or assigned to any Person other than the Buyers.
(j)Neither such Seller, nor, to the best of such Seller’s knowledge, the applicable Account Debtor, is in default of the applicable Contract or is in breach of its terms, except (i) as would not reasonably be expected to have a material adverse effect on the legality, validity, enforceability or collectability of such Receivable against the applicable Account Debtor and (ii) with respect to any contractual restrictions on the assignment of the applicable Purchased Receivables under such Contract, any such restrictions which are not enforceable under Applicable Law (including, if applicable, Sections 9-406 and 9-408 of the UCC).
(k)Neither such Seller nor the applicable Account Debtor has asserted any Dispute with respect to such Purchased Receivable.
(l)Such Purchased Receivable is denominated in U.S. dollars and payable in the United States and was originated pursuant to a Contract governed by the laws of (i) the United States, any State thereof or the District of Columbia, or (ii) any other jurisdiction as may be mutually agreed by the Sellers, the Administrative Agent and the applicable Buyers.
(m)Such Purchased Receivable does not represent a progress billing or a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, does not relate to payments of interest and has not been invoiced more than once.
(n)The Maturity Date for such Purchased Receivable is not more than one hundred and fifty (150) days after the Purchase Date therefor.
(o)No Insolvency Event with respect to the applicable Account Debtor has occurred and is continuing.
(p)There are no actions, claims or proceedings now pending between such Seller and the applicable Account Debtor which would reasonably be expected to have a material adverse effect on the legality, validity, enforceability or collectability of such Purchased Receivable against the applicable Account Debtor.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E-2

Exhibit F
Servicer Termination Events
Each of the following shall constitute a “Servicer Termination Event” for purposes of this Agreement:
(a)    Any Seller, any Servicer or the Guarantor fails to pay any amount due under this Agreement or any other Transaction Document on its due date and such failure continues for two (2) Business Days.
(b)    Any Seller, the Servicer or the Guarantor shall fail to perform or observe in any material respect any term, covenant or agreement under this Agreement or any other Transaction Document and, if curable, such failure is not cured within ten (10) Business Days after the earlier of (i) any Seller, the Servicer or the Guarantor have knowledge of such failure or (ii) any Seller, the Servicer or the Guarantor receive written notice thereof from the Administrative Agent or any Buyer.
(c)    Any representation or warranty made by a Seller, the Servicer or the Guarantor shall be inaccurate, incorrect or untrue in any material respect on any date as of which it is made or deemed to be made (except with respect to breaches giving rise to Events of Repurchase, but only if the Seller repurchases the affected Purchased Receivable in accordance with the requirements of Section 6(b)).
(d)    An Existing Credit Facility Default has occurred.
(e)    An Insolvency Event shall have occurred with respect to any Seller, Servicer or the Guarantor.
(f)    An event, condition, change or effect shall occur which has a material adverse effect on (i) the validity or collectability of the Purchased Receivables, or (ii) the validity or enforceability of this Agreement or any other Transaction Document as against any Seller, any Servicer or the Guarantor or the rights and remedies of the Administrative Agent or any Buyer hereunder or thereunder; provided, that, for the avoidance of doubt, that no Servicer Termination Event under this clause (f) shall be deemed to arise solely as the result of an Insolvency Event with respect to any Account Debtor.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit F-1

Exhibit G
Accounts

Administrative Agent’s Account

Bank:
Bank Swift Address:
ABA#:
Account #:
Account Name:
Reference:

Sellers’ Accounts

Sanmina Corporation

Bank:
Bank Swift Address:
ABA #:
Account #:
Account Name:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit G-1

Exhibit H
Form of Joinder

This JOINDER dated as of [●] (this “Agreement”), is by and among [●] (the “New Seller”), each Buyer (as defined below) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Administrative Agent (as defined below). Capitalized terms used and not defined herein have the meanings given to them in the RPA (as defined below).
WITNESSETH THAT:

WHEREAS, SANMINA CORPORATION, a Delaware corporation (the “Existing Seller”)1, and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), the Buyers described therein, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent for the Buyers (the “Administrative Agent”), have entered into the Receivables Purchase Agreement, dated March 26, 2018 (as amended, supplemented or otherwise modified from time to time, the “RPA”); and
WHEREAS, the New Seller desires to be joined as a Seller and Servicer under the RPA;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of accommodations given or to be given, to the Sellers by the Buyers from time to time, the New Seller hereby agrees as follows:
1.The New Seller is a “Seller” and a “Servicer” under the RPA, effective upon the date of that it executes this Agreement. All references in the RPA to the term “Seller”, “Sellers”, “Servicer” or “Servicers” shall be deemed to include the New Seller in those respective capacities. Without limiting the generality of the foregoing, the New Seller hereby repeats and reaffirms all covenants, agreements, representations and warranties made or given by a Seller or a Servicer contained in the RPA, and appoints the Administrative Agent as its agent, attorney-in-fact and representative in accordance with Section 5(k) of the RPA.
2.For purposes of the RPA, the “Seller’s Account” with respect to the New Seller will be (i) the account of the New Seller located at [●] with account number [●] or (ii) such other account as notified to the Administrative Agent from time to time by the New Seller in writing.
3.For purposes of the RPA, the New Seller’s UCC Information shall be as follows:

(a) Name:	[●]
(b) Chief Executive Office:	[●]
(c) Jurisdiction of Organization:	[●]
(d) Organizational Number:	[●]
(e) FEIN:	[●]
(f) Tradenames:	[●]
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	[●]

1 Form to be revised to accommodate additional Buyers if applicable.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex H-1

4.The New Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent and the Buyers may reasonably request, from time to time, in order to perfect, protect or more fully evidence the transactions contemplated hereby and by the RPA. Without limiting the foregoing, the New Seller hereby authorizes the Administrative Agent to file UCC financing statements with respect to the transactions contemplated hereby and by the RPA, together with any amendments relating hereto or thereto.
5.This Agreement is a Transaction Document for purposes of the RPA.
6.THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
[Remainder of Page Intentionally Left Blank]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex H-2

In witness whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
NEW SELLER:
[●], as a Seller

By:	Name: Title:
BUYER(S):
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,
as a Buyer

By:	Name: Title:
[Other Buyers to be included if applicable]
ADMINISTRATIVE AGENT:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,
as Administrative Agent

By:	Name: Title:
EXISTING SELLER(S):
SANMINA CORPORATION, as a Seller

By:	Name: Title:
[Other Sellers to be included if applicable]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex H-3

Annex I
Electronic Services Schedule
This Electronic Services Schedule (the “Schedule”) is attached and made a part of the Agreement (as defined herein). In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Schedule, the terms and conditions of this Schedule shall control. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
Section 1.    As used herein:
“Agreement” means the Receivables Purchase Agreement, dated as of March 26, 2018, by and among SANMINA CORPORATION, a Delaware corporation, and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), SANMINA CORPORATION, as guarantor (in such capacity the “Guarantor”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (“BTMU”) and each other buyer from time to time party hereto (each, in such capacity, a “Buyer” and collectively, the “Buyers”), and BTMU as administrative agent (in such capacity, the “Administrative Agent”), including this Annex, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Message” means all messages or other information sent or received by any Seller in connection with the Agreement using the Program web portal.
“PrimeRevenue” means PrimeRevenue, Inc., which is a Service Provider hereunder.
“Program web portal” means the system interface of the Service Provider to be used by Administrative Agent and the Sellers so as to operate the Agreement or any updated or replacement system from time to time.
“Service Provider” means any person with whom an agreement has been entered into by Administrative Agent and to whom the performance of certain obligations or exercise of certain rights in respect of the giving and receiving of Messages, and not in respect of any purchase of Receivables, is from time to time sub-contracted by Administrative Agent.
Section 2.    Service Provider

2.1.
The parties to the Agreement agree that the Service Provider is and will be the service provider solely for Administrative Agent and not the sub-contractor or agent of any Seller. Each Seller consents to Administrative Agent outsourcing to the Service Provider the management of certain administrative functions under the Agreement, it being understood that only the rights and obligations issuing from this Schedule shall be outsourced. [1]

Section 3.    Service Provider’s Systems and Platform

3.1.	To operate the Agreement, each Seller and Administrative Agent shall use the Program web portal, subject to Section 4.9 below.

1 Services with respect to Messages are only being offered as an accommodation and not as a requirement for any Seller’s use of the facility. As such, in the event the service provider cannot or does not perform, Administrative Agent’s liability is limited to Administrative Agent performing under Administrative Agent s obligations stated in the Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-1

3.2.	Program related data will be updated and available for view access by Sellers and Administrative Agent on a day to day basis in the Program web portal.

3.3.	Each Seller will upload and download information pertaining to Purchase Requests from the Program web portal.

3.4.
As of the date of this Schedule, the Service Provider means PrimeRevenue. Administrative Agent may replace the Service Provider at any time or terminate this Schedule, and will give written notice thereof to the Sellers.

Section 4.    Use of Service Provider’s Systems and Platform

4.1.
Each Seller shall have the right to use the content of the Program web portal to print and use reports downloaded from the Program web portal, and to save reasonable copies to its hard drive, in each case solely for the purposes contemplated by the Agreement. Any copying, distribution, or commercial use of any of the content of the Program web portal not in furtherance of or related to the commercial purposes of the Agreement is strictly forbidden. Notwithstanding the foregoing, each Seller is entitled to share any such content with (a) its Affiliates and any officers, directors, members, managers, employees or outside accountants, auditors or attorneys of such Seller or its Affiliates’ attorneys, accounts, and tax-advisors, or any Governmental Authority (b) credit support providers if they agree to hold it confidential pursuant to customary commercial terms and (c) Governmental Authorities with appropriate jurisdiction (including filings required under securities laws). Notwithstanding the above stated obligations, no Seller will be liable for disclosure or use of such information which: (i) was required by Applicable Law, including pursuant to a valid subpoena or other legal process, (ii) is disclosed or used in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Schedule or any other Transaction Document or the enforcement of rights hereunder or thereunder, (iii) was in such Person’s possession or known to such Person prior to receipt or (iv) is or becomes known to the public through disclosure in a printed publication (without breach of any of such Person’s obligations hereunder).

4.2.
Service Provider retains all right, title, and interest in and to its Program web portal, including all software and other intellectual property underlying the Program web portal and associated therewith, all derivative works thereof, and in all media, but specifically excluding any materials, intellectual property or information provided by the Sellers or Administrative Agent (collectively, “Member Content”), all of which shall remain the property of the contributing party. Other than a royalty-free license to use the Program web portal during the term of this Schedule, nothing contained herein shall be construed as the grant of a license or other right by Service Provider to the Sellers of the Program web portal or any intellectual property underlying or associated with the Program web portal. Each Seller grants to Service Provider for the term of this Schedule a royalty free, non-exclusive license to use, reproduce, display and modify such Seller’s Member Content for the purpose of allowing Service Provider to render the contracted-for services to Administrative Agent.

4.3.
All of the design, text, graphics and the selection and arrangement thereof included in the Program web portal are protected by the copyright laws of the United States and foreign countries. The Program web portal and all associated intellectual property rights are owned by Service Provider and its licensors. All rights not expressly granted to the Sellers are reserved to Service Provider and its licensors. Each Seller acknowledges that (a) the Program web portal incorporates confidential and proprietary information developed or acquired by Service Provider, including the software underlying the Program web portal; (b) it shall use such information solely for the purposes

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-2

set forth herein; and (c) it shall not disclose any such information to third parties except to its Affiliates, and its and their employees, officers, legal counsel, financial advisors and auditors, so long as such parties are bound by written or fiduciary obligations no less stringent than those set forth herein, and such Seller remains primarily responsible for any unauthorized use or disclosure of the information by such third parties. This Section 4.3 shall survive the termination of this Schedule for a period of one year.

4.4.
Service Provider may access and use the non-public financial, transactional and other information that is processed under the Agreement or otherwise acquired by Service Provider in connection with the Program web portal (“Seller Data”) for the purposes of providing and operating the Program web portal. In addition, Service Provider may access and use Seller Data on an aggregate basis for the purpose of preparing statistical analyses, reports, and benchmarking statistics for Service Provider’s own use and for general marketing purposes related to trends and overall use of the Program web portal and related services; provided, however, that any public marketing uses shall not individually identify any Seller or Seller Data. Each Seller represents that it has the right to permit Service Provider to use Seller Data as described in the Agreement and that such use will not violate any third person’s rights.

4.5.
Each Seller acknowledges that Service Provider may transfer Seller Data to a third person, in connection with: (a) any assignment arising from the acquisition of all or substantially all of its assets or equity interests; or (b) a delegation of hosting or other duties, provided that such third party service provider agrees to abide by appropriate confidentiality obligations. Any such transferee shall only be permitted to use the data as contemplated by this Schedule.

4.6.
The parties may disclose Seller Data if required by applicable law to any government body, or duly authorized representatives thereof, upon an audit or other inspection by any of the same of the records or facilities of Service Provider. The applicable Seller will be notified promptly upon receipt of any order (to the extent allowed by the terms of such order or applicable law) and upon the implementation of any change in laws which requires disclosure of Seller Data.

4.7.
Each Seller hereby acknowledges that Service Provider reserves the right to: (a) terminate such Seller’s access to and use of the Program web portal if such Seller permits any unauthorized third person or entity to access and use the Program web portal; and (b) interrupt or disable access to and use of all or any part of the Program web portal if necessary to prevent or protect against fraud, hacking, or illegal conduct or otherwise protect Service Provider’s personnel or the Program web portal, in Service Provider’s sole discretion and without notice.

4.8.
EACH SELLER ACKNOWLEDGES THAT NO WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY SERVICE PROVIDER WITH RESPECT TO THE PROGRAM WEB PORTAL, THE UNDERLYING SOFTWARE, OR ANY SERVICES PROVIDED BY SERVICE PROVIDER, AND SUCH PROGRAM WEB PORTAL, SOFTWARE, AND SERVICES ARE PROVIDED ON AN “AS IS, WHERE IS, AND AS AVAILABLE” BASIS. SERVICE PROVIDER EXPRESSLY DISCLAIMS LIABILITY AND SPECIFICALLY DENIES ANY RESPONSIBILITY FOR (A) THE COMPLETENESS, ACCURACY OR QUALITY OF INFORMATION OR ANY MEMBER CONTENT OBTAINED THROUGH THE PROGRAM WEB PORTAL, AND (B) SUCH SELLER’S USE OF OR INABILITY TO USE THE PROGRAM WEB PORTAL. THE USE OF THE PROGRAM WEB PORTAL, AND ANY MEMBER CONTENT OR

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-3

INFORMATION OBTAINED VIA THE PROGRAM WEB PORTAL, IS AT EACH SELLER’S OWN RISK. SERVICE PROVIDER SHALL NOT BE LIABLE TO ANY SELLER FOR ANY INDIRECT LOSS, INCLUDING LOSS OF TIME, MONEY OR GOODWILL, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND UNDER ANY LEGAL THEORY OR CAUSE OF ACTION IN EACH CASE BASED ON SELLER’S, USE, INABILITY TO USE, OPERATE OR MODIFY THE PROGRAM WEB PORTAL. FOR THE AVOIDANCE OF DOUBT, INDIRECT LOSS INCLUDES LOSS OF USE, LOST BUSINESS, LOST REVENUE, LOST PROFITS, LOST DATA, OR LOST GOODWILL EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF SUCH DAMAGE. EXCEPT FOR SERVICE PROVIDER’S INTENTIONAL TORTIOUS ACTS, FRAUD, OR GROSS NEGLIGENCE, SERVICE PROVIDER’S TOTAL LIABILITY FOR PROVEN DIRECT DAMAGES RESULTING FROM ANY CAUSE OF ACTION ARISING OUT OF SELLER’S USE OF THE PROGRAM WEB PORTAL SHALL NOT EXCEED TEN THOUSAND DOLLARS (USD$10,000.00).

4.9.
Administrative Agent has the obligation to view the Messages sent in accordance with this Schedule and to act upon them under the terms of the Agreement, and, during any unavailability of the Program web portal for the purposes hereof, or following the change of Service Provider, accept or receive Purchase Requests and other notices as otherwise provided in the Agreement.

Section 5.    Security. Each Seller agrees that:

5.1.
such Seller’s authorized employees may access the Program web portal using a unique user ID and password issued by Service Provider to Seller’s administrative user or any user ID and password maintained by a Seller user. Such Seller and each authorized employee shall not allow any other individual to use such employee’s unique user ID and password to access the Program web portal. Such Seller and each authorized employee shall remain responsible for maintaining the strict confidentiality of the user IDs and passwords created for such Seller’s authorized employees;

5.2.
it will not intentionally or knowingly interfere with, defeat, disrupt, circumvent or tamper with or attempt to gain unauthorized access to the Program web portal or other information or instruction that is, by the terms of the Agreement to be transmitted through the Program web portal, or with the restrictions on use of functionality or access to information on any portion of the Program web portal, or attempt to do so; and

5.3.
it will not intentionally or knowingly introduce into any portion of the Program web portal any device, software or routine, including but not limited to viruses, Trojan horses, worms, time bombs and cancelbots or other data or code that harms, or may adversely affect, the operation of the Program web portal.

Section 6.    Representations, Warranties and Covenants of the Sellers. Each Seller hereby represents, warrants and covenants to and with Administrative Agent as follows:

6.1.
Such Seller’s use of the Program web portal is solely to settle genuine and lawful commercial trade transactions, arising in the ordinary course of business, for the purchase or sale of goods (including Receivables as defined under the Agreement) and/or services by or to a Seller from or to Administrative Agent or other third parties. Such Seller shall not use the Program web portal for investment or arbitrage functions or purposes, or for any money laundering purpose, or in contravention of any law or regulation, and any activity undertaken via the Program web portal shall not be used in furtherance of any of the foregoing.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-4

6.2.
Information provided by such Seller to Administrative Agent or Service Provider from time to time in connection with this Schedule is and shall be true and accurate in all material respects at the time given.

Section 7.    No Implied Duties. Without limiting the liabilities of Administrative Agent under the Agreement, Administrative Agent shall be obliged to perform such duties and only such duties as are specifically set forth herein, and no implied duties or responsibilities shall be read or implied into this Schedule against Administrative Agent. Administrative Agent shall have no duties or obligations under this Schedule to any person or entity other than the Sellers and, without limiting the foregoing, does not assume any obligation or relationship of agency or trust under this Schedule for, or with any other person or entity.
Section 8.    Third Party Beneficiary Rights. Each Seller and Administrative Agent agree that Service Provider is an intended third party beneficiary of, and entitled to rely on Sections 2, 4, 5, 6 and 8 of this Schedule and Section 19 of the Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex I-5